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                               CREDIT AGREEMENT


                                     among


                          CONCENTRA MANAGED CARE, INC.,


                            THE LENDERS NAMED HEREIN,


                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,


                                      and


                              FLEET NATIONAL BANK,
                             as Documentation Agent


                      $200,000,000 Senior Credit Facility


                                  Arranged by
                       FIRST UNION CAPITAL MARKETS CORP.


                        Dated as of September 17, 1997,

                As Amended and Restated as of February 20, 1998

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

                                     TABLE OF CONTENTS

                                                                           Page

                                   RECITALS                                   1

                                  ARTICLE I

                                 DEFINITIONS
1.1.     Defined Terms                                                        2
1.2.     Accounting Terms                                                    19
1.3.     Other Terms; Construction                                           20

                                  ARTICLE II

                        AMOUNT AND TERMS OF THE LOANS

2.1.     Commitments; Conversion of Existing Loans                           20
2.2.     Borrowings                                                          21
2.3.     Disbursements; Funding Reliance; Domicile of Loans                  22
2.4.     Notes                                                               23
2.5.     Termination and Reduction of Commitments                            23
2.6.     Mandatory Payments and Prepayments                                  23
2.7.     Voluntary Prepayments                                               24
2.8.     Interest                                                            25
2.9.     Fees                                                                26
2.10.    Interest Periods                                                    27
2.11.    Conversions and Continuations                                       28
2.12.    Method of Payments; Computations                                    29
2.13.    Recovery of Payments                                                30
2.14.    Use of Proceeds                                                     30
2.15.    Pro Rata Treatment                                                  30
2.16.    Increased Costs; Change in Circumstances; Illegality; etc           31
2.17.    Taxes                                                               33
2.18.    Compensation                                                        35
2.19.    Sale and Assignment of Existing Loans                               35

                                 ARTICLE III

                              LETTERS OF CREDIT

3.1.     Issuance                                                            36
3.2.     Outstanding Letters of Credit                                       37
3.3.     Notices                                                             38


                                     -i-


3.4.     Participations                                                      38
3.5.     Reimbursement                                                       38
3.6.     Payment by Loans                                                    39
3.7.     Payment to Lenders                                                  39
3.8.     Obligations Absolute                                                39
3.9.     Cash Collateral Account                                             41
3.10.    Effectiveness                                                       42

                                  ARTICLE IV

                  CONDITIONS OF EFFECTIVENESS AND BORROWING

4.1.     Conditions of Effectiveness and Initial Borrowing                   42
4.2.     Conditions of All Borrowings                                        46

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

5.1.     Organization and Power                                              47
5.2.     Authorization; Enforceability                                       47
5.3.     No Violation                                                        47
5.4.     Governmental and Third-Party Authorization; Permits                 48
5.5.     Litigation                                                          48
5.6.     Taxes                                                               48
5.7.     Subsidiaries                                                        49
5.8.     Full Disclosure                                                     49
5.9.     Margin Regulations                                                  49
5.10.    No Material Adverse Change                                          49
5.11.    Financial Matters                                                   49
5.12.    Ownership of Properties                                             52
5.13.    ERISA                                                               52
5.14.    Environmental Matters                                               52
5.15.    Compliance With Laws                                                53
5.16.    Regulated Industries                                                53
5.17.    Insurance                                                           53
5.18.    Material Contracts                                                  53
5.19.    Pledge Agreement                                                    53
5.20.    PPS Merger Agreement                                                54

                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

6.1.     Financial Statements                                                54
6.2.     Other Business and Financial Information                            55


                                    -ii-


6.3.     Corporate Existence; Franchises; Maintenance of Properties          57
6.4.     Compliance with Laws                                                57
6.5.     Payment of Obligations                                              57
6.6.     Insurance                                                           57
6.7.     Maintenance of Books and Records; Inspection                        57
6.8.     Permitted Acquisitions                                              58
6.9.     Creation or Acquisition of Subsidiaries                             59
6.10.    Year 2000                                                           61
6.11.    Further Assurances                                                  61
6.12.    Merger or Dissolution of Certain Subsidiaries                       61

                                 ARTICLE VII

                             FINANCIAL COVENANTS

7.1.     Senior Leverage Ratio                                               61
7.2.     Total Leverage Ratio                                                62
7.3.     Fixed Charge Coverage Ratio                                         62
7.4.     Lease Expense                                                       62
7.5.     Consolidated Net Worth                                              62

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

8.1.     Merger; Consolidation                                               63
8.2.     Indebtedness                                                        64
8.3.     Liens                                                               65
8.4.     Disposition of Assets                                               66
8.5.     Investments                                                         67
8.6.     Restricted Payments                                                 69
8.7.     Transactions with Affiliates                                        70
8.8.     Lines of Business                                                   70
8.9.     Certain Amendments                                                  70
8.10.    Limitation on Certain Restrictions                                  70
8.11.    No Other Negative Pledges                                           71
8.12.    Fiscal Year                                                         71
8.13.    Accounting Changes                                                  71

                                  ARTICLE IX

                              EVENTS OF DEFAULT

9.1.     Events of Default                                                   71
9.2.     Remedies: Termination of Commitments, Acceleration, etc.            73
9.3.     Remedies: Set-Off                                                   74


                                   -iii-


                                  ARTICLE X

                          THE ADMINISTRATIVE AGENT

10.1.     Appointment                                                        74
10.2.     Nature of Duties                                                   74
10.3.     Exculpatory Provisions                                             75
10.4.     Reliance by Administrative Agent                                   75
10.5.     Non-Reliance on Administrative Agent and Other Lenders             76
10.6.     Notice of Default                                                  76
10.7.     Indemnification                                                    76
10.8.     The Administrative Agent in its Individual Capacity                77
10.9.     Successor Administrative Agent                                     77
10.10.    Collateral Matters                                                 78
10.11.    Issuing Lender                                                     78
10.12.    Documentation Agent                                                78

                                 ARTICLE XI

                               MISCELLANEOUS

11.1.     Fees and Expenses                                                  78
11.2.     Indemnification                                                    79
11.3.     Governing Law; Consent to Jurisdiction                             79
11.4.     Arbitration; Preservation and Limitation of Remedies               80
11.5.     Notices                                                            81
11.6.     Amendments, Waivers, etc                                           81
11.7.     Assignments, Participations                                        82
11.8.     No Waiver                                                          84
11.9.     Successors and Assigns                                             85
11.10.    Survival                                                           85
11.11.    Severability                                                       85
11.12.    Construction                                                       85
11.13.    Confidentiality                                                    85
11.14.    Counterparts; Effectiveness                                        86
11.15.    Disclosure of Information                                          86
11.16.    Entire Agreement                                                   86
11.17.    Effect of Amendment and Restatement                                86

                                  EXHIBITS

Exhibit A      Form of Note
Exhibit B-1    Form of Notice of Borrowing
Exhibit B-2    Form of Notice of Conversion/Continuation
Exhibit B-3    Form of Letter of Credit Notice
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Assignment and Acceptance
Exhibit E      Form of Amended and Restated Pledge Agreement
Exhibit F      Form of Amended and Restated Subsidiary Guaranty
Exhibit G-1    Form of Opinion of Special Counsel to Borrower
Exhibit G-2    Form of Opinion of General Counsel to Borrower




                                 SCHEDULES

Schedule I     Commitments
Schedule 5.4   Consents and Approvals
Schedule 5.7   Subsidiaries
Schedule 5.18  Material Contracts
Schedule 8.2   Indebtedness
Schedule 8.3   Liens
Schedule 8.5   Investments
Schedule 8.7   Transactions with Affiliates




                                  ANNEXES

Annex I

                   AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 20th day of February, 1998 (this "Agreement"), is made among CONCENTRA MANAGED CARE, INC., a Delaware corporation with its principal offices in Boston, Massachusetts (the "Borrower"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and FLEET NATIONAL BANK, as documentation agent (in such capacity, the "Documentation Agent"). Capitalized terms used herein without definition and defined in
Section 1.1 shall have the meanings given to them in such Section.

                                 RECITALS

     A. The Borrower, certain banks and other financial institutions, First Union, as Administrative Agent, and Fleet National Bank, as Documentation Agent, are parties to a Credit Agreement, dated as of September 17, 1997 (as amended to, but not including, the Restatement Effective Date, the "Original Credit Agreement"), providing for the availability to the Borrower of a revolving credit facility in the aggregate principal amount of $100,000,000 on the terms and subject to the conditions set forth therein.

     B. The Borrower proposes to acquire (the "PPS Acquisition") all of the issued and outstanding capital stock of Preferred Payment Systems, Inc., a Delaware corporation ("PPS"), pursuant to an Agreement and Plan of Merger, to be dated as of the closing date thereunder and to be entered into by and among the Borrower, Concentra Subsidiary, Inc., PPS and the stockholders of PPS named therein (the "PPS Merger Agreement").

    C. In order to finance a portion of the purchase price of the PPS Acquisition, to pay or reimburse certain fees and expenses in connection therewith, and to provide for the ongoing working capital and general corporate requirements of the Borrower and its Subsidiaries, the Borrower has requested certain amendments to the Original Credit Agreement, including an increase in the aggregate Commitments, and the Lenders, the Administrative Agent and the Documentation Agent have agreed to make such amendments by amending and restating the Original Credit Agreement in its entirety on the terms and subject to the conditions hereinafter set forth.

                              AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree that, as of the Restatement Effective Date, the Original Credit Agreement shall be amended and restated in its entirety as follows:

                               ARTICLE I

                              DEFINITIONS


     I.1. DEFINED TERMS. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "About Health" shall mean About Health, Inc., a Maryland corporation, which was merged with and into the Borrower effective October 31, 1997.

     "Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

     "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having 100% of the combined voting power of the then outstanding securities or other ownership interests of such Person. For the sake of clarification but without limitation of the foregoing, any Non-Guarantor Acquisition shall be considered an Acquisition for purposes of this Agreement.

     "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and
(vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition; PROVIDED that, in the case of any Non-Guarantor Acquisition, the Acquisition Amount shall additionally include the aggregate outstanding amount of all Investments of the Borrower and its Subsidiaries in the applicable Non-Guarantor Subsidiary immediately prior to the consummation of such Non-Guarantor Acquisition.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for

LIBOR Loans as in effect at such time.

     "Administrative Agent" shall mean First Union, in its capacity as Administrative Agent appointed under ARTICLE X, and its successors and permitted assigns in such capacity.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or Controls, is Controlled by or under common Control with, such Person or is a director or officer of such Person. For purposes of this definition, the beneficial ownership of securities or other ownership interests of any Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person shall be deemed to constitute "Control" of such Person.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

     "Annualized Consolidated EBITDA" shall mean, as of the last day of any fiscal quarter, the product of (i) Consolidated EBITDA for the period of two consecutive fiscal quarters then ended and (ii) two (2).

     "Applicable Margin Percentage" shall mean, at any time from and after the Restatement Effective Date, the applicable percentage (a) to be added to the LIBOR Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted LIBOR Rate, and (b) to be used in calculating the commitment fee payable pursuant to SECTION 2.9(b), in each case as determined under the following matrix with reference to the Total Leverage Ratio:

                                        Applicable Margin    Applicable Margin
                                          Percentage for       Percentage for
         Total Leverage Ratio               LIBOR Loans        Commitment Fee
         --------------------               -----------        --------------
        Greater than 3.0 to 1.0                1.25%               0.25%

        Greater than 2.5 to 1.0
     but less than or equal to 3.0 to 1.0      1.125%              0.25%

        Greater than 2.0 to 1.0
     but less than or equal to 2.5 to 1.0      1.00%               0.20%

        Greater than 1.5 to 1.0
     but less than or equal to 2.0 to 1.0      0.875%              0.1875%

       Less than or equal to 1.5 to 1.0        0.75%               0.125%


On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all LIBOR Loans and the commitment fee payable pursuant to
SECTION 2.9(b) shall be adjusted effective as of such date (based upon the calculation of the Total Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix. For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal quarter of the Borrower beginning with the fiscal quarter ending March 31, 1998, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after receipt by the Administrative Agent pursuant to SECTION 6.1(a) or SECTION 6.1(b), as the case may be, and
SECTION 6.2(a) of (i) financial statements for the most recently completed applicable fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period. Until the Adjustment Date with respect to the fiscal quarter ending March 31, 1998, the Applicable Margin Percentage for LIBOR Loans shall be 1.00%, and the Applicable Margin Percentage to be used in calculating the commitment fee payable pursuant to SECTION 2.9(b) shall be 0.20%.

     "Assignee" shall have the meaning given to such term in SECTION 11.7(a).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrower, in substantially the form of EXHIBIT D.

     "Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

     "Bankruptcy Code" shall mean 11 U.S.C. Section 101 ET SEQ., as amended from time to time, and any successor statute.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Base Rate.

     "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to
SECTION 2.11) on a single date of a group of Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

     "CDC" shall mean Concentra Development Corp., a Nevada corporation.

     "CDC Notes" shall mean the 21.1% Senior Discount Notes of CDC, in an aggregate principal amount not exceeding $28,354,422.64, issued pursuant to the CDC Securities Purchase Agreement, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "CDC Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of December 3, 1996, among CDC, CHS and the purchasers named therein, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "CHS" shall mean Concentra Health Services, Inc., a Nevada corporation formerly known as OccuCenters, Inc. and a Wholly Owned Subsidiary of the Borrower.

     "CMCS" shall mean Concentra Managed Care Services, Inc., a Massachusetts corporation formerly known as CRA Managed Care, Inc. and a Wholly Owned Subsidiary of the Borrower.

     "CRA" shall mean CRA Managed Care, Inc., a Massachusetts corporation now known as Concentra Managed Care Services, Inc. References in this Agreement and the other Credit Documents to CRA shall be deemed also to be references to CMCS.

     "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); PROVIDED, HOWEVER, that Capital Expenditures shall not include any such expenditures
(i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions as a portion of the Acquisition Amount with respect thereto.

     "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Collateral Account" shall have the meaning given to such term in
SECTION 3.9.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's

Investors Service, Inc., (iv) time deposits and certificates of deposit maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000,
(v) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iv) above, and (vi) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

     "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

     "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on SCHEDULE I hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 11.7(b) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of EXHIBIT C, together with a Covenant Compliance Worksheet.

     "Consolidated EBITDA" shall mean, for any period, the aggregate of (i) Consolidated Net Income for such period, PLUS (ii) the sum of Consolidated Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period, MINUS (iii) to the extent taken into account in the calculation of Consolidated Net Income for such period, noncash credits increasing income for such period.

     "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP for such period: (a) Consolidated Interest Expense for such period, (b) aggregate expense for federal, state, local and other income taxes for such period, (c) Capital Expenditures for such period, (d) the aggregate (without duplication) of all amounts paid by the Borrower and its Subsidiaries during such period under capital leases, (e) the aggregate (without duplication) of all scheduled payments of principal on Indebtedness required to have been made by the Borrower and its Subsidiaries during such period (whether or not such payments are actually made), and (f) the aggregate of all amounts paid by the Borrower during such period as dividends or distributions in respect of its Capital Stock or to purchase, redeem, retire or otherwise acquire its Capital Stock.

     "Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. For purposes of determining Consolidated Indebtedness as of any date, each Contingent Obligation of the Borrower and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding

"primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date.

     "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of the Borrower and its Subsidiaries for such period in respect of Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP, (ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by the Borrower and its Subsidiaries during such period, and (iii) all commitment fees and other ongoing fees in respect of Indebtedness (including the commitment fee provided for under SECTION 2.9(b) and the fees provided for under the Fee Letter) paid, accrued or capitalized by the Borrower and its Subsidiaries during such period.

     "Consolidated Lease Expense" shall mean, for any period, the aggregate (without duplication) of total lease and rental expense of the Borrower and its Subsidiaries for such period (including, without limitation, all such lease and rental expense accrued or capitalized during such period, whether or not actually paid during such period, including capital lease obligations), determined on a consolidated basis in accordance with GAAP (but excluding, in any event, amounts paid in respect of taxes, utilities, insurance, common area maintenance and other like charges associated with the lease and rental of real and personal property).

     "Consolidated Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period and prior to accounting for the payment of any dividends, determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded from the determination of such Consolidated Net Income:

          (i) any net income attributable to any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary (A) to the extent such net income is attributable to the proportionate share of the equity interests in such Subsidiary owned by Persons other than the Borrower or a Wholly Owned Subsidiary or (B) to the extent cash distributions to the Borrower or another Subsidiary in respect of such net income are restricted or prohibited under any applicable Requirements of Law or under any applicable partnership, joint venture or limited liability company agreement or other applicable governing documents of the distributing Subsidiary (subject, in the case of a distribution to another Subsidiary, to the foregoing limitation), and PROVIDED that the Borrower's equity in any net loss of any such Subsidiary for such period shall be included in the determination of such Consolidated Net Income;

          (ii) any net income attributable to any other Person (including, without limitation, any partnership, joint venture or limited liability company) that is not a Subsidiary of the Borrower, except to the extent of any cash distributions in respect thereof to the Borrower or another Subsidiary which distributions are not restricted or prohibited under any applicable Requirements of Law or under any applicable partnership, joint venture or limited liability company agreement or other applicable governing documents of the distributing Subsidiary (subject, in the case of a distribution to another Subsidiary, to the foregoing limitation), and PROVIDED that the Borrower's equity in any net loss of any such Person for such period shall be included in the determination of such Consolidated Net Income;

          (iii) any net income for any period prior to the date of acquisition of any Person (other than PPS) acquired by the Borrower or any Subsidiary in a business combination accounted for by the pooling of interests method; and

          (iv) any extraordinary or nonrecurring gains or losses or gains or losses from the sale or writedown of assets outside of the ordinary course of business.

     "Consolidated Net Revenue" shall mean, for any period, net revenue for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" shall mean, as of any date of determination, the net worth of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (but excluding any Disqualified Capital Stock).

     "Consolidated Senior Indebtedness" shall mean, as of the last day of any fiscal quarter, Consolidated Indebtedness as of such date LESS Consolidated Subordinated Indebtedness as of such date.

     "Consolidated Subordinated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Subordinated Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

     "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Convertible Note Indenture" shall mean the Indenture, dated as of December 24, 1996, between the Borrower (as successor by merger to OccuSystems) and United States Trust Company of New York, as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of August 29, 1997, among OccuSystems, the Borrower and the Trustee, and as further amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Convertible Notes" shall mean the $97,750,000 6% Convertible Subordinated Notes due 2001 of the Borrower (as successor by merger to OccuSystems) issued pursuant to the Convertible Note Indenture, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to EXHIBIT C.

     "Credit Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Pledge Agreement, the Subsidiary Guaranty, any other Security Documents, any Hedge Agreement to which the Borrower and any Lender are parties and that is permitted or required to be entered into by the Borrower hereunder, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Debt Issuance" shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities or any rights, warrants or options to purchase or acquire any debt securities (in each case, other than debt securities convertible into or exchangeable for shares of its capital stock or other equity securities), whether in a public offering of such securities or otherwise.

     "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or
(iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the Maturity Date; PROVIDED, HOWEVER, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b),
(c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

     "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or
Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, PROVIDED that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable

Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     "Equity Issuance" shall mean the issuance, sale or other disposition by the Borrower or any of its Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that the term Equity Issuance shall not include (i) the issuance or sale of Capital Stock by any of the Subsidiaries of the Borrower to the Borrower or any other Subsidiary, PROVIDED that such Capital Stock is pledged to the Administrative Agent pursuant to the Pledge Agreement, if such pledge is required hereunder, (ii) the issuance or sale of Capital Stock by any Subsidiary to any Person other than the Borrower or any other Subsidiary in exchange for start-up capital contributions deemed reasonably necessary by a Financial Officer of the Borrower, which Capital Stock represents at all times a minority interest in such Subsidiary, PROVIDED that the Investments by the Borrower and its Subsidiaries in such issuing Subsidiary are permitted under this Agreement, (iii) any Capital Stock of the Borrower issued or sold in connection with the PPS Acquisition or any Permitted Acquisition and constituting all or a portion of the applicable purchase price, or (iv) any rights, options or other Capital Stock issued pursuant to bona fide employee stock option or stock purchase plans or arrangements approved by the Borrower's Board of Directors.

     "Event of Default" shall have the meaning given to such term in
SECTION 9.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

    "Existing Loans" shall have the meaning given to such term in
SECTION 2.1(b).

     "Fair Market Value" shall mean, with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

     "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the letter from First Union to the Borrower, dated February 20, 1998, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Annualized Consolidated EBITDA as of such date to (ii) the product of (A) Consolidated Fixed Charges for the period of two fiscal quarters then ending and (B) two (2).

     "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of SECTION 1.2).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or Controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (viii) all Contingent Obligations of such Person and (ix) all indebtedness referred to in clauses (i) through (viii) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     "Interest Period" shall have the meaning given to such term in SECTION
2.10.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Investments" shall have the meaning given to such term in SECTION 8.5.

     "Issuing Lender" shall mean First Union in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

     "Joint Proxy Statement/Prospectus" means the Joint Proxy
Statement/Prospectus, dated August 1, 1997, filed by CRA and OccuSystems with the Securities and Exchange Commission in connection with the Reorganization.

     "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
SECTION 11.7, and their respective successors and assigns.

     "LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     "Letter of Credit Notice" shall have the meaning given to such term in
SECTION 3.3.

     "Letters of Credit" shall have the meaning given to such term in SECTION
3.1.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     "Loans" shall have the meaning given to such term in SECTION 2.1(a).

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Change" shall mean (i) with reference to any time or period prior to the Effective Time (as defined in the Reorganization Agreement), a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of (A) the Borrower,
(B) CRA and its Subsidiaries, taken as a whole, or (C) OccuSystems and its Subsidiaries, taken as a whole, (ii) with reference to any time or period from and after the Effective Time (as defined in the Reorganization Agreement) but prior to the Restatement Effective Date, a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of (A) the Borrower and its Subsidiaries, taken as a whole, or (B) PPS and its Subsidiaries, taken as a whole, and (iii) with reference to any time or period from and after the Restatement Effective Date, a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean (i) with reference to any time or period prior to the Effective Time (as defined in the Reorganization Agreement), a material adverse effect upon the condition (financial or otherwise), operations, business, properties or assets of (A) the Borrower,
(B) CRA and its Subsidiaries, taken as a whole, or (C) OccuSystems and its Subsidiaries, taken as a whole, (ii) with reference to any time or period from and after the Effective Time (as defined in the Reorganization Agreement) but prior to the Restatement Effective Date, a material adverse effect upon the condition (financial or otherwise), operations, business, properties or assets of (A) the Borrower and its Subsidiaries, taken as a whole, or (B) PPS and its Subsidiaries, taken as a whole, and (iii) with reference to any time or period from and after the Restatement Effective Date, a material adverse effect upon (A) the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (B) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their collective obligations under this Agreement or any of the other Credit Documents, or (C) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

     "Material Contract" shall have the meaning given to such term in SECTION 5.18.

     "Maturity Date" shall mean September 17, 2002.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "Net Cash Proceeds" shall mean, with respect to any Debt Issuance or Equity Issuance, cash payments net of reasonable accounting, legal and recording expenses, selling and brokerage commissions and discounts and underwriting fees and other reasonable fees and expenses incurred in connection with such issuance and sale.

     "Non-Guarantor Acquisition" shall mean the purchase, redemption or acquisition by the Borrower, whether directly or indirectly through one or more Subsidiaries, of all (but not less than all) of the outstanding Capital Stock of any Non-Guarantor Subsidiary (or other Person in which the Borrower's direct or indirect Investments consist of less than a majority ownership interest, and which Investments are permitted under clause (xii) of
SECTION 8.5) not already directly or indirectly owned by the Borrower immediately prior to giving effect to such acquisition.

     "Non-Guarantor Subsidiary" shall mean any Subsidiary of the Borrower that (i) is not a Wholly Owned Subsidiary, (ii) is Controlled by the Borrower and (iii) has not become a guarantor under the Subsidiary Guaranty. For purposes of this definition, "Control" by the Borrower shall be deemed to exist with respect to a Non-Guarantor Subsidiary if, for financial reporting purposes, the financial statements of such Non-Guarantor Subsidiary are consolidated with those of the Borrower in accordance with GAAP.

     "Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Notice of Borrowing" shall have the meaning given to such term in
SECTION 2.2(b).

     "Notice of Conversion/Continuation" shall have the meaning given to such term in SECTION 2.11(b).

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the

Administrative Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

     "OccuSystems" shall mean OccuSystems, Inc., a Delaware corporation that was merged with and into the Borrower pursuant to the Reorganization.

     "Original Credit Agreement" shall have the meaning given to such term in the recitals hereof.

     "Outstanding Letters of Credit" shall mean (i) that certain Irrevocable Standby Letter of Credit No. S143097 issued January 9, 1998 by First Union as Issuing Lender pursuant to the Original Credit Agreement, in favor of Atlantic Mutual Insurance Company, in the face amount of $1,750,000, as the same may be amended, renewed or extended from time to time, and (ii) that certain Irrevocable Standby Letter of Credit No. S145197 issued February 9, 1998 by First Union as Issuing Lender pursuant to the Original Credit Agreement, in favor of Transportation Insurance Company ET AL., in the face amount of $1,000,000, as the same may be amended, renewed or extended from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "PPS" shall have the meaning given to such term in the recitals hereof.

     "PPS Acquisition" shall have the meaning given to such term in the recitals hereof.

     "PPS Merger Agreement" shall have the meaning given to such term in the recitals hereof.

     "Participant" shall have the meaning given to such term in SECTION
11.7(d).

     "Permitted Acquisition" shall mean (a) any Acquisition (including a Non-Guarantor Acquisition) with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in SECTION 8.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) in the case of an Acquisition involving the acquisition of Control of Capital Stock of any Person (including any Non-Guarantor Acquisition), the Borrower shall, directly or indirectly, acquire 100% of the outstanding Capital Stock of such Person such that, immediately after giving effect to such Acquisition, such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary; and if a Wholly Owned Subsidiary, such Person or surviving Person shall become a guarantor under the Subsidiary Guaranty, and all of its Capital Stock shall be pledged to the Administrative Agent, in accordance with SECTION 6.9, and (iv) all of the conditions and requirements of SECTIONS 6.8 and 6.9 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Administrative Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in SECTION 6.8, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Administrative Agent on their behalf).

     "Permitted Liens" shall have the meaning given to such term in SECTION
8.3.

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

     "Pledge Agreement" shall mean a pledge agreement made by the Borrower and its Subsidiaries in favor of the Administrative Agent, in substantially the form of EXHIBIT E, as amended, modified or supplemented from time to time.

     "Pro Forma Balance Sheet" shall have the meaning given to such term in
SECTION 5.11(f).

     "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in SECTION
5.11(g).

     "Register" shall have the meaning given to such term in SECTION 11.7(b).

     "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Obligation" shall have the meaning given to such term in
SECTION 3.5.

     "Reorganization" shall mean, collectively, the transactions contemplated by the Reorganization Agreement and the related documents and described in the Joint Proxy Statement/Prospectus, including the "CRA Merger" and the "OSI Merger" (each as defined in the Reorganization Agreement) and the assumption by the Borrower of the Convertible Notes, which transactions were consummated on August 29, 1997.

     "Reorganization Agreement" shall mean the Agreement and Plan of Reorganization, dated as of April 21, 1997, among the Borrower, CRA and OccuSystems.

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean the Lenders holding outstanding Loans and Commitments (or, after the termination of the Commitments, outstanding Loans and Letter of Credit Exposure) representing more than sixty percent (60%) of the aggregate at such time of all outstanding Loans and Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Exposure).

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" shall mean, with respect to the Borrower, the president, the chief executive officer, the chief financial officer, any executive vice president, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

     "Restatement Effective Date" shall have the meaning given to such term in SECTION 11.14.

     "Security Documents" shall mean the Pledge Agreement and all other pledge or security agreements, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to SECTION 6.9 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

     "Senior Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Senior Indebtedness as of such date to
(ii) Annualized Consolidated EBITDA as of such date.

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subordinated Indebtedness" shall mean, with respect to the Borrower and its Subsidiaries, (i) the Convertible Notes, (ii) the guarantee by CHS of the obligations of CDC under the CDC Securities Purchase Agreement and the CDC Notes, as set forth in paragraphs 10 and 11 of the CDC Securities Purchase Agreement, and (iii) any other Indebtedness of the Borrower and its Subsidiaries to the extent such Indebtedness is expressly subordinated and made junior to the payment and performance in full of the Obligations and evidenced as such by one or more written instruments having terms, provisions and conditions (including, without limitation, subordination provisions) of which are satisfactory in form and substance to the Required Lenders in their sole discretion and are approved in writing by the Required Lenders (or the Administrative Agent on their behalf), it being understood by the Borrower that the provisions of this clause (iii) are not intended to (and shall not) permit the incurrence by the Borrower or any Subsidiary of any such Indebtedness not otherwise expressly permitted under SECTION 8.2.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or Controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

     "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower that is a guarantor under the Subsidiary Guaranty.

     "Subsidiary Guaranty" shall mean a guaranty agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, in substantially the form of EXHIBIT F, as amended, modified or supplemented from time to time.

     "Syndication Completion Date" shall have the meaning given to such term in SECTION 2.2(a).

     "Total Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) Annualized Consolidated EBITDA as of such date.

     "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to SECTION 2.5 or SECTION 9.2.

     "Type" shall have the meaning given to such term in SECTION 2.2(a).

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time LESS the sum of (i) the aggregate principal amount of all Loans made by such Lender that are outstanding at such time and (ii) such Lender's Letter of Credit Exposure at such time.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

     I.2. ACCOUNTING TERMS. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in ARTICLE VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of CRA and OccuSystems referred to in SECTIONS 5.11(a) and 5.11(b). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in ARTICLE VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

     I.3. OTHER TERMS; CONSTRUCTION. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.


                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     II.1. COMMITMENTS; CONVERSION OF EXISTING LOANS. (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Loan," and collectively, the "Loans") to the Borrower, from time to time on any Business Day during the period from and including the Restatement Effective Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not greater than the excess, if any, of its Commitment at such time over its Letter of Credit Exposure at such time, PROVIDED that no Borrowing of Loans shall be made if, immediately after giving effect thereto, the sum of (y) the aggregate principal amount of Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would exceed the aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans.

     (b) On the Restatement Effective Date, the aggregate outstanding principal amount of all Loans (as defined in the Original Credit Agreement) made pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (collectively, the "Existing Loans") shall, after giving effect to the concurrent assignment and purchase of a portion of the Existing Loans among the Lenders in accordance with the provisions of SECTION 2.19, automatically be converted to an equivalent principal amount of Loans hereunder, made by the Lenders ratably in accordance with their respective Commitments, and for all purposes of this Agreement shall be deemed to be Loans hereunder and entitled to the benefits of this Agreement and the other Credit Documents.

     (c) On the Restatement Effective Date, and as a condition to the occurrence thereof, each Lender shall have made available to the Administrative Agent (i) for the account of the Borrower, in accordance with the terms of SECTION 2.2(c), an amount equal to the amount by which the Loans to be made by such Lender on the Restatement Effective Date exceed the amount of the Existing Loans of such Lender outstanding on the Restatement Effective Date (after giving effect to any applicable adjustments made pursuant to the provisions of SECTION 2.19), and (ii) if such Lender is a "Purchasing Lender" (as defined in SECTION 2.19), for the account of the Selling Lenders, the amount of Existing Loans being purchased by such Purchasing Lender pursuant to SECTION 2.19, as established pursuant to the provisions of Section 2.19 and as set forth in ANNEX I hereto. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement or in any other Credit Document, unless the Administrative Agent has received, prior to 2:00 p.m., Charlotte time, on the Restatement Effective Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the Borrowing to be made on the Restatement Effective Date, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on the Restatement Effective Date in accordance with the provisions of this subsection, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on the Restatement Effective Date in accordance with the provisions of SECTION 2.3(b).

     II.2. BORROWINGS. (a) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), PROVIDED that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, (ii) Existing Loans that are LIBOR Loans shall retain their respective Interest Periods determined in accordance with the applicable provisions of the Original Credit Agreement, (iii) the Loans made on the Restatement Effective Date shall be made initially as Base Rate Loans, and (iv) notwithstanding any other provision of this Agreement, no LIBOR Loans having an Interest Period of longer than one month may be borrowed at any time prior to the earlier of the 60th day after the Restatement Effective Date and the date upon which the Administrative Agent determines in its sole discretion, and notifies the Borrower, that the secondary syndication of the credit facility provided for hereunder has been completed (the earlier of such dates, the "Syndication Completion Date").

     (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to SECTION 2.11), the Borrower will give the Administrative Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; PROVIDED, HOWEVER, that requests for the Borrowing of Loans to be made on the Restatement Effective Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

          (i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

         (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

        (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (c) Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Administrative Agent at its office referred to in SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Lender.
To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with SECTION 2.3(a) and in like funds as received by the Administrative Agent.

     II.3. DISBURSEMENTS; FUNDING RELIANCE; DOMICILE OF LOANS. (a) The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, PROVIDED that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Administrative Agent has received, prior to 2:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of SECTION 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of SECTION 2.8. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

     II.4. NOTES. (a) The Loans made by each Lender shall be evidenced by a Note appropriately completed in substantially the form of EXHIBIT A.

     (b) Each Note issued to a Lender shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender, (iii) be dated as of the Restatement Effective Date, (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (c) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; PROVIDED, HOWEVER, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

     II.5. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Commitments shall be automatically and permanently terminated on the Termination Date (or on March 15, 1998, but only if the Restatement Effective Date shall not have occurred on or prior to such date).

     (b) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments, PROVIDED that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (b) may not thereafter be reinstated.

     (c) Each reduction of the Commitments pursuant to this Section shall be applied ratably among the Lenders according to their respective Commitments.

     II.6. MANDATORY PAYMENTS AND PREPAYMENTS. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Maturity Date.

     (b) In the event that, at any time, the sum of (y) the aggregate principal amount of Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess; PROVIDED that, to the extent such excess amount is greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in SECTION 3.9, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

     (c) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 50% of the Net Cash Proceeds from any Equity Issuance or 75% of the Net Cash Proceeds from any Debt Issuance, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

     (d) Each prepayment of the Loans made pursuant to subsection (c) above shall be applied (i) first, to reduce the outstanding principal amount of the Loans, and (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to SECTION 3.9, and shall be applied first to prepay all Base Rate Loans before any LIBOR Loans are prepaid. Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

     (e) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under SECTION 2.18 to be paid as a consequence thereof.

     II.7. VOLUNTARY PREPAYMENTS. (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 12:00 noon, Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, PROVIDED that (i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. In the event the Borrower shall have failed to select in any such notice the Type of Loans to be prepaid, then such prepayment shall be applied first to prepay outstanding Base Rate Loans and second, to the extent of any excess, to prepay outstanding LIBOR Loans in such order and manner as the Administrative Agent may elect. Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

     (b) Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

     II.8. INTEREST. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any other Credit Document, interest borne by the Existing Loans during the period prior to, but not including, the Restatement Effective Date shall be determined pursuant to and in accordance with the applicable provisions of the Original Credit Agreement.

     (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Adjusted LIBOR
Rate) plus 2% (or, in the case of fees and other amounts, at the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

          (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date; PROVIDED, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

         (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months' duration been applicable to such LIBOR Loan; PROVIDED, that in the event all LIBOR
     Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

        (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, PROVIDED that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; PROVIDED, HOWEVER, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

     II.9. FEES.  The Borrower agrees to pay:

     (a) To the Administrative Agent, for the account of each Lender, on the Restatement Effective Date, the fees described in paragraph (2) of the Fee Letter, in the amounts agreed upon pursuant thereto and to the extent not theretofore paid to the Administrative Agent;

     (b) To the Administrative Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the Restatement Effective Date to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date, and (ii) on the Termination Date;

     (c) To the Administrative Agent, for the account of each Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter for Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

     (d) To the Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears
(i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Restatement Effective Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit; and

     (e) To the Administrative Agent, for its own account, the annual administrative fee described in paragraph (3) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

     Notwithstanding the foregoing provisions of this Section or anything to the contrary contained in this Agreement or in any other Credit Document, the aggregate amount of the fees described in SECTIONS 2.9(b), 2.9(c) and 2.9(d) of the Original Credit Agreement that has accrued during the period prior to, but not including, the Restatement Effective Date shall be determined pursuant to and in accordance with the applicable provisions of the Original Credit Agreement and shall be payable to the applicable parties together with the initial payments of the fees described in subsections (b), (c) and (d) above.

     II.10. INTEREST PERIODS. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; PROVIDED, HOWEVER, that:

          (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

         (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

        (iii) LIBOR Loans may not be outstanding under more than seven (7) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

         (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

          (v) the Borrower may not select any Interest Period that begins prior to the third (3rd) Business Day after the Restatement Effective Date or that expires after the Maturity Date;

         (vi) the Borrower may not select any Interest Period having a duration longer than one month at any time prior to the Syndication Completion Date;

        (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

       (viii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

     II.11. CONVERSIONS AND CONTINUATIONS. (a) The Borrower shall have the right, on any Business Day occurring on or after the third (3rd) Business Day after the Restatement Effective Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, PROVIDED that
(w) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in SECTION 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The Borrower shall make each such election by giving the Administrative Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one
(1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     II.12. METHOD OF PAYMENTS; COMPUTATIONS. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders) at its office referred to in
SECTION 11.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause
(iv) in SECTION 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the

Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at the Federal Funds Rate.

     (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days (365 or 366 days, as the case may be, in the case of interest on Base Rate Loans) and the actual number of days (including the first day, but excluding the last day) elapsed.

     II.13. RECOVERY OF PAYMENTS. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     II.14. USE OF PROCEEDS. The proceeds of the Loans (as defined in the Original Credit Agreement) made pursuant to the Original Credit Agreement were used to repay the Existing Senior Indebtedness (as defined in the Original Credit Agreement) in full, to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transactions contemplated thereby, and thereafter for working capital and general corporate purposes. The proceeds of the Loans made on or after the Restatement Effective Date shall be used to finance a portion of the purchase price of the PPS Acquisition and to pay or reimburse certain fees and expenses in connection therewith, and thereafter for working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement (including to finance Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in SECTION 6.8).

     II.15. PRO RATA TREATMENT. (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Loans pursuant to SECTION 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to SECTION 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

     (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTION 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

     II.16. INCREASED COSTS; CHANGE IN CIRCUMSTANCES; ILLEGALITY; ETC. (a) If, at any time after the Restatement Effective Date and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office),
(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Administrative Agent), pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

     (b) If, at any time after the Restatement Effective Date and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any

Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person Controlling such Lender to a level below that which such Lender or Controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or Controlling Person's policies with respect to capital adequacy), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Administrative Agent), pay to such Lender such additional amounts as will compensate such Lender or Controlling Person for such reduction in return; PROVIDED, HOWEVER, that the Borrower shall not be required to compensate the Administrative Agent or any Lender under this subsection (b) to the extent that any such introduction or change is applied by the relevant Governmental Authority solely to the Administrative Agent or such Lender or, if any of the foregoing do not have the force of law, the Administrative Agent or such Lender does not seek compensation in respect thereof generally from substantially all of its borrowers that are bound by indemnities requiring that such compensation be paid.

     (c) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

     (d) Notwithstanding any other provision in this Agreement, if, at any time after the Restatement Effective Date and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such

Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

     (e) Determinations by the Administrative Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, PROVIDED that such determinations are made in good faith. No failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

     (f) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this Section with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; PROVIDED that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

     II.17. TAXES. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Administrative Agent or any Lender by the United States or by the jurisdiction under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

     (b) The Borrower will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

     (c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); PROVIDED, HOWEVER, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

     (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Administrative Agent and the Borrower, on or prior to the Restatement Effective Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Restatement Effective Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of
Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of
Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

     (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrower and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     II.18. COMPENSATION. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain
(i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to SECTION 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, PROVIDED that such determinations are made in good faith.

     II.19. SALE AND ASSIGNMENT OF EXISTING LOANS. (a) Each of the Lenders that is selling Existing Loans pursuant to this Section (each, a "Selling Lender," and collectively, the "Selling Lenders") hereby represents and warrants to each other Lender that is purchasing Existing Loans pursuant to this Section (each, a "Purchasing Lender," and collectively, the "Purchasing Lenders") that it is the legal and beneficial owner of the interest in the Existing Loans being assigned by it hereunder and that such interest is free and clear of any adverse claim. Each Selling Lender shall and does hereby sell and assign to each Purchasing Lender, without recourse, representation or warranty (except as set forth in the first sentence of this subsection
(a)), and each Purchasing Lender shall and does hereby purchase and assume from each Selling Lender, effective on the Restatement Effective Date and concurrently with the conversion of the Existing Loans into Loans as more completely set forth in SECTION 2.1(b), a portion of all of the rights and obligations of each Selling Lender with respect to such Selling Lender's Existing Loans as of the Restatement Effective Date, the Credit Agreement and each of the other Credit Documents, in each case in the amounts set forth in Annex I hereto (collectively, the "Assigned Rights"), such that after giving effect to such sale and assignment, the Lenders shall own that portion of the Loans representing the converted Existing Loans in proportion to their respective Commitments, determined immediately after giving effect to this Agreement. Upon payment by the Purchasing Lenders to the Selling Lenders of the amounts calculated by the Administrative Agent pursuant to subsection (b) below, each Lender shall be entitled to its respective pro rata share of (y) all interest on and any fees in respect of the Loans and Commitments payable on and after the Restatement Effective Date and (z) all payments of principal made on the Loans attributable to such Lender that occur after the Restatement Effective Date.

     (b) Pursuant to the sale and assignment of the Assigned Rights to the Purchasing Lenders under this Section, each Selling Lender is entitled to receive on the Restatement Effective Date a payment from each Purchasing Lender in an amount equal to the portion of such Selling Lender's Existing Loans representing the Assigned Rights ratably purchased by each Purchasing Lender. In order to facilitate and give effect to the sale and assignment of the Assigned Rights, each of the Selling Lenders and Purchasing Lenders agrees that (i) the Administrative Agent shall calculate the amount owing to the Selling Lenders and to be paid or funded by the Purchasing Lenders, (ii) each of the Purchasing Lenders shall pay or fund, as the case may be, to the Administrative Agent the amount specified by the Administrative Agent in writing to such Purchasing Lender, and (iii) the Administrative Agent shall, to the extent such payments or fundings are actually made, apply such amounts ratably to pay the amount owned to the Selling Lenders, all as set forth more completely in Annex I hereto. Each sale and assignment under this Section shall be further subject to the provisions of SECTION 11.7 (except that the provisions of clauses (iii) and (iv) of SECTION 11.7(a) shall not apply).

                                  ARTICLE III

                                LETTERS OF CREDIT

     III.1. ISSUANCE. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Restatement Effective Date and prior to the earlier of (i) the seventh day prior to the Maturity Date and (ii) the Termination Date, and upon request by the Borrower in accordance with the provisions of SECTION 3.3, issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender, and on the Restatement Effective Date the Issuing Lender shall be deemed to have issued the Outstanding Letters of Credit (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). Unless the Issuing Lender agrees otherwise, the Stated Amount of each Letter of Credit shall not be less than $100,000. Notwithstanding the foregoing:

     (a) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed

$10,000,000 or (ii) when added to the sum of (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of all Loans then outstanding, would exceed the aggregate Commitments at such time;

     (b) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Maturity Date or, in any event, more than one (1) year after its date of issuance; PROVIDED, HOWEVER, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

     (c) Letters of Credit may be used solely for the purpose of supporting obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business (i) to third party insurers, to the extent arising under laws requiring third party insurers and in lieu of cash payments of such obligations, (ii) with respect to guaranties of cost savings under managed care contracts and arrangements, (iii) with respect to leasehold obligations of the Borrower and its Subsidiaries, and (iv) with respect to worker's compensation, surety bonds and other similar statutory obligations and such other obligations of the Borrower and its Subsidiaries as shall be, for the purposes of issuing Letters of Credit in support thereof, acceptable to the Issuing Bank and the Required Lenders and as are otherwise permitted to exist under the terms of this Agreement; and

     (d) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Restatement Effective Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTIONS 4.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

     III.2. OUTSTANDING LETTERS OF CREDIT. The parties hereto agree that each Outstanding Letter of Credit will be treated as if it had been originally issued under this Agreement, that they are the sole such Letters of Credit, and that as of the Restatement Effective Date each Outstanding Letter of Credit shall be deemed to be a Letter of Credit for all purposes hereunder and under the other Credit Documents. Specifically, and without limitation of the foregoing or the other provisions of this Article, (i) the Stated Amount of each Outstanding Letter of Credit, for so long as the same shall be outstanding, shall be included in calculating (y) the limit set forth in clause (i) of SECTION 3.1(a) and (z) the aggregate Letter of Credit Exposure, (ii) each Lender hereby absolutely and unconditionally agrees to pay to the Issuing Lender, in accordance with SECTION 3.6, such Lender's pro rata share of each payment made by the Issuing Lender under each Outstanding Letter of Credit, together with interest in accordance with SECTION 3.6, and (iii) with respect to the Outstanding Letters of Credit, the Issuing Lender shall have the benefit of all agreements, covenants and indemnities of the Issuing Lender set forth in this Agreement and shall comply with all agreements and obligations set forth herein that bind the Issuing Lender, insofar as the same apply to Letters of Credit generally.

     III.3. NOTICES. Whenever the Borrower desires the issuance of a Letter of Credit (other than the Outstanding Letters of Credit), the Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 12:00 noon, Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of EXHIBIT B-3 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any customary application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Lender.

     III.4. PARTICIPATIONS. Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Commitments represented by such Lender's Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; PROVIDED, HOWEVER, that the fee relating to Letters of Credit described in
SECTION 2.9(d) shall be payable directly to the Issuing Lender as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Commitments of any of the Lenders pursuant to SECTION 11.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

     III.5. REIMBURSEMENT. The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (PROVIDED that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Loans made on or prior to the next Business Day following the date of the Borrower's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 2:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Base Rate as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

     III.6. PAYMENT BY LOANS. In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to SECTION 3.5, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 3.9 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Lender, of such failure. If the Administrative Agent gives such notice prior to 12:00 noon, Charlotte time, on any Business Day, each Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Commitments represented by such Lender's Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 12:00 noon, Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other
Lender's pro rata share of any such payment. Each such payment by a Lender under this Section of its pro rata share of an amount paid by the Issuing Lender shall constitute a Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor), which Loan shall be made initially as a Base Rate Loan, and shall be treated as a Loan for all purposes of this Agreement; PROVIDED that for purposes of determining the aggregate Unutilized Commitments immediately prior to giving effect to the application of the proceeds of such Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

     III.7. PAYMENT TO LENDERS. Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Lenders pursuant to SECTION 3.6, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

     III.8. OBLIGATIONS ABSOLUTE. The Reimbursement Obligations of the Borrower, and the obligations of the Lenders under SECTION 3.6 to make payments to the Administrative Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto (it being understood that the Borrower or any applicant on its behalf shall not have any right to consent to any such amendment, modification, waiver or change except to the extent required under the UCP or the terms of such Letter of Credit or in the event the Borrower would be adversely affected thereby);

     (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (PROVIDED that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (PROVIDED that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

     (g)  The occurrence of any Default or Event of Default; or

     (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

     III.9. CASH COLLATERAL ACCOUNT. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under SECTION 2.6(b), or to the extent any amount of a required prepayment under SECTION 2.6(c) remains after prepayment of all outstanding Loans and Reimbursement Obligations and termination of the Commitments, as contemplated by SECTION 2.6(d), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account"). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide cash collateral pursuant to SECTION 2.6(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, PROVIDED that after giving effect to such return (i) the sum of (y) the aggregate principal amount of all Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would not exceed the aggregate Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

     III.10. EFFECTIVENESS. Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Article shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

                                 ARTICLE V

                CONDITIONS OF EFFECTIVENESS AND BORROWING

     IV.1. CONDITIONS OF EFFECTIVENESS AND INITIAL BORROWING. The effectiveness of this Agreement and the amendment and restatement of the Original Credit Agreement effected hereby, and the obligation of each Lender to make Loans and the obligation of the Issuing Lender to issue Letters of Credit hereunder, in each case on the Restatement Effective Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the Restatement Effective Date (unless otherwise specified) and, except for the Notes and any certificates or instruments required to be delivered under the Pledge Agreement, in sufficient copies for each Lender:

          (i) a Note for each Lender that is a party hereto as of the Restatement Effective Date, in the amount of such Lender's Commitment, each duly completed in accordance with the relevant provisions of SECTION 2.4 and executed by the Borrower;

          (ii) the Subsidiary Guaranty, duly completed and executed by each Wholly Owned Subsidiary of the Borrower;

          (iii) the Pledge Agreement, duly completed and executed by the Borrower and each Subsidiary of the Borrower that owns Capital Stock of a Subsidiary Guarantor, together with the certificates evidencing the Capital Stock being pledged thereunder as of the Restatement Effective Date and undated assignments separate from certificate for each such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank; and

          (iv) the favorable opinions of (A) Hutchins, Wheeler & Dittmar, A Professional Corporation, special counsel to the Borrower, in substantially the form of EXHIBIT G-1, and (B) Richard A. Parr II, general counsel to the Borrower, in substantially the form of EXHIBIT G-2, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct in all material respects as of the Restatement Effective Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of any Loans hereunder on the Restatement Effective Date and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of any Loans hereunder on the Restatement Effective Date and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of any Loans hereunder on the Restatement Effective Date and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1996, and, to the knowledge of such officer, there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions set forth in this Section and in SECTION 4.2 to the effectiveness of this Agreement and to any extensions of credit hereunder on the Restatement
Effective Date have been satisfied or waived as required hereunder.

     (c) The Administrative Agent shall have received a certificate of the secretary (or clerk) or an assistant secretary (or clerk) of each of the Borrower and the Subsidiaries executing the Subsidiary Guaranty on the Restatement Effective Date, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of organization or incorporation and all amendments thereto of the Borrower or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification (PROVIDED that any such Subsidiary that furnished a certified copy of its articles or certificate of incorporation pursuant to the closing of the Original Credit Agreement may, in lieu of the foregoing, certify that the same has not been amended since the date of such closing), (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate (PROVIDED that any such Subsidiary that furnished a certified copy of its bylaws pursuant to the closing of the Original Credit Agreement may, in lieu of the foregoing, certify that the same has not been amended since the date of such closing), and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower or such Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary, as the case may be, executing this Agreement or any of such other Credit Documents, and (if required) attaching all such copies of the documents described above.

     (d) The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and the Subsidiaries referred to in subsection (c) above under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, (ii) a certificate as of a recent date of the qualification of the Borrower to conduct business as a foreign corporation in the Commonwealth of Massachusetts and in the State of Texas, from the Secretary of the Commonwealth of Massachusetts and the Secretary of State of Texas, respectively, and (iii) to the extent generally provided, a tax clearance, tax good standing or similar certificate or letter as to each of the Borrower and the Subsidiaries referred to in subsection (c) above, from the Department of Revenue (or comparable Governmental Authority) in each applicable jurisdiction under (i) and (ii) above.

     (e) All legal, tax and accounting matters, all documentation and all corporate or other proceedings incident to the PPS Acquisition and the other transactions contemplated hereby, including the corporate structure of the Borrower and its Subsidiaries, shall be satisfactory in form and substance to the Administrative Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents, the consummation of the PPS Acquisition and the consummation of the transactions contemplated hereby shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the PPS Acquisition or any of the other transactions contemplated hereby or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

     (f) The PPS Merger Agreement shall not have been amended, modified or supplemented, nor any provision thereof waived, in any material respect since the date thereof, except as shall have been approved in writing by the Administrative Agent and the Lenders; the Borrower shall have duly complied with and performed in all material respects all of its agreements and conditions set forth in the PPS Merger Agreement required to be complied with or performed by it on or prior to the closing date thereunder; the PPS Merger Agreement and the other documents and instruments executed and delivered in connection therewith shall be in full force and effect; the Administrative Agent shall have received evidence satisfactory to it that the PPS Acquisition has been consummated in all material respects in accordance with the terms of the PPS Merger Agreement and in compliance with all applicable Requirements of Law; and the Administrative Agent shall have received a letter from McDermott, Will & Emery, counsel to PPS, addressed to the Administrative Agent and the Lenders and in sufficient copies for each Lender, to the effect that the Administrative Agent and the Lenders are entitled to rely on their opinion delivered to the Borrower in connection with the PPS Acquisition as if such opinion were addressed to them and attaching a copy thereof.

     (g) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Borrower, PPS or any Subsidiary as debtor in any of certain jurisdictions designated by the Administrative Agent.

     (h) Since December 31, 1996, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (i) There shall not have occurred any material disruption or material adverse change in, or other condition with respect to, the United States financial and capital markets that could reasonably be expected to have a material adverse effect on the syndication of the credit facility provided for hereunder, and there shall be no competing issues of debt securities or commercial bank or other credit facilities of the Borrower or any Subsidiary being offered, placed or arranged.

     (j) The Borrower shall have executed and delivered the Fee Letter and shall have paid (i) to the Administrative Agent, for the ratable benefit of the Lenders, the fees described in paragraph (2) of the Fee Letter, and (ii) all other fees and expenses of the Administrative Agent or any Lender required hereunder, under the Fee Letter or under any other Credit Document to be paid on or prior to the Restatement Effective Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (k) The Administrative Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Administrative Agent, demonstrating the Borrower's compliance with the financial covenants set forth in SECTIONS 7.1 through 7.5 at the levels applicable thereto as of March 31, 1998, determined on a pro forma basis as of December 31, 1997 after giving effect to the consummation of the PPS Acquisition and the transactions contemplated hereby and the making of the Loans hereunder made on the Restatement Effective Date (PROVIDED that, with respect to compliance with SECTION 7.5 for the foregoing purposes, pro forma Consolidated Net Worth shall not be less than $195,000,000, and PROVIDED FURTHER that, notwithstanding the provisions of SECTIONS 7.1 through 7.3 and the related defined terms, for purposes of the foregoing Covenant Compliance Worksheet the calculations of the financial covenants set forth in such Sections shall be made with reference to pro forma Consolidated EBITDA and Consolidated Fixed Charges, each for the period of four consecutive fiscal quarters ended December 31, 1997).

     (l) Each of the representations and warranties contained in ARTICLE V and in the other Credit Documents shall be true and correct in all material respects on and as of the Restatement Effective Date with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

     (m) No Default or Event of Default shall have occurred and be continuing under (i) the Original Credit Agreement, as of the Restatement Effective Date and immediately prior to the effectiveness of this Agreement, or (ii) this Agreement.

     (n) After giving effect to the PPS Acquisition and the other transactions contemplated by this Agreement, the Borrower and its Subsidiaries shall have no Indebtedness other than Indebtedness expressly permitted under SECTION 8.2, and the Administrative Agent shall have received evidence satisfactory to it that, concurrently with the making of the Loans hereunder to be made on the Restatement Effective Date, (i) all principal, interest and other amounts outstanding with respect to any Indebtedness of the Borrower or any Subsidiary (including the PPS bank credit facility and all PPS subordinated notes) not expressly permitted under SECTION 8.2 to remain outstanding on and after the Restatement Effective Date or otherwise to be terminated (the "Terminating Indebtedness") shall be repaid and satisfied in full, (ii) all commitments to extend credit under the agreements and instruments relating thereto shall be terminated, and (iii) any Liens securing any Terminating Indebtedness shall be released and any related filings terminated of record (or arrangements satisfactory to the Administrative Agent made therefor).

     (o) CHS and the holders of the Notes (as defined in the CDC Securities Purchase Agreement) issued under the CDC Securities Purchase Agreement shall have entered into an instrument, in form and substance satisfactory to the Administrative Agent, effecting certain modifications to the CDC Securities Purchase Agreement requested by the Administrative Agent, and the Administrative Agent shall have received a copy thereof; and such modifications shall have become effective.

     (p) The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the Loans to be made hereunder on the Restatement Effective Date.

     (q) The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any other Credit Document, if the Restatement Effective Date shall not have occurred on or prior to March 15, 1998, then it shall not thereafter occur (unless the Required Lenders shall have agreed in writing to an extension of such date), and this Agreement shall cease to be of any further force or effect and the Original Credit Agreement shall continue to be effective, as it may have been or may thereafter be amended, modified or supplemented from time to time.

     IV.2. CONDITIONS OF ALL BORROWINGS. The obligation of each Lender to make any Loans hereunder and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, including any Loans made or Letters of Credit issued on the Restatement Effective Date, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) The Administrative Agent shall have received a Notice of Borrowing in accordance with SECTION 2.2(b), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with SECTION 3.3, as applicable;

     (b) Each of the representations and warranties contained in ARTICLE V and in the other Credit Documents shall be true and correct in all material respects on and as of such Borrowing Date (including the Restatement Effective Date, in the case of any Loans made hereunder on such date) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

     Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

                                 ARTICLE V

                     REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders, both before and after giving effect to the consummation of the PPS Acquisition, as follows:

     V.1.  ORGANIZATION AND POWER.  Each of the Borrower and its Subsidiaries
(i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full corporate, partnership or limited liability company power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     V.2. AUTHORIZATION; ENFORCEABILITY. Each of the Borrower and its Subsidiaries has taken, or on the Restatement Effective Date will have taken, all necessary corporate, partnership or limited liability company action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Restatement Effective Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

     V.3. NO VIOLATION. The execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of organization or incorporation, bylaws, certificate of partnership, partnership agreement, operating agreement or other constituent documents, as applicable, or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument relating to the borrowing of monies, or any other Material Contract, to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets pursuant to any such indenture, agreement, instrument or other Material Contract. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     V.4. GOVERNMENTAL AND THIRD-PARTY AUTHORIZATION; PERMITS. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than consents, authorizations and filings in connection with the PPS Acquisition that have been (or on or prior to the Restatement Effective Date will have been) made or obtained and that are (or on the Restatement
Effective Date will be) in full force and effect, which consents, authorizations and filings are listed on SCHEDULE 5.4.

     (a) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     V.5. LITIGATION. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Credit Documents or the PPS Acquisition.

     V.6. TAXES. Each of the Borrower and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes. As of the Restatement Effective Date, no federal income tax return or report has been required to have been filed by the Borrower.

     V.7. SUBSIDIARIES. SCHEDULE 5.7 sets forth a list, as of the Restatement Effective Date and after giving effect to the PPS Acquisition, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof. Except for the shares of capital stock expressly indicated on SCHEDULE 5.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable.

     V.8. FULL DISCLOSURE. All factual information (including, without limitation, factual information set forth in the Joint Proxy Statement/Prospectus and the registration statement filed on Form S-1 by PPS with the Securities and Exchange Commission on November 21, 1997) heretofore or contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading. The Joint Proxy Statement/Prospectus complied with, in all material respects, as of the date distributed to the stockholders of CRA, as of the date of the special meeting of the stockholders of CRA to consider and vote on the CRA Proposal (as defined therein), and as of the date of the CRA Merger (as defined therein), and all filings of and solicitations under the Joint Proxy Statement/Prospectus by CRA have been made, in all material respects, in accordance with, the applicable provisions of the Exchange Act and the proxy solicitation rules and other applicable rules and regulations thereunder. The Joint Proxy Statement/Prospectus complied with, in all material respects, as of the date distributed to the stockholders of OccuSystems, as of the date of the special meeting of the stockholders of OccuSystems to consider and vote on the OccuSystems Proposal (as defined therein), and as of the date of the OccuSystems Merger (as defined therein), and all filings of and solicitations under the Joint Proxy Statement/Prospectus by OccuSystems have been made, in all material respects, in accordance with, the applicable provisions of the Exchange Act and the proxy solicitation rules and other applicable rules and regulations thereunder.

     V.9. MARGIN REGULATIONS. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

     V.10. NO MATERIAL ADVERSE CHANGE. There has been no Material Adverse Change since December 31, 1996, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     V.11. FINANCIAL MATTERS. (a) The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of CRA and its Subsidiaries as of December 31, 1996, 1995, and 1994, and the related consolidated statements of income and cash flows for the fiscal years ended December 31, 1996, 1995 and 1994, together with the opinion of Arthur Andersen LLP thereon, and (ii) the unaudited consolidated balance sheet of CRA and its Subsidiaries as of June 30, 1997, and the related consolidated statements of income and cash flows for the six-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of CRA and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of CRA and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to CRA or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (b) The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of OccuSystems and its Subsidiaries as of December 31, 1996, 1995, and 1994, and the related consolidated statements of income and cash flows for the fiscal years ended December 31, 1996, 1995 and 1994, together with the opinion of Arthur Andersen LLP thereon, and (ii) the unaudited consolidated balance sheet of OccuSystems and its Subsidiaries as of June 30, 1997, and the related consolidated statements of income and cash flows for the six-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of OccuSystems and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of OccuSystems and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to OccuSystems or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (c) The Borrower has heretofore furnished to the Administrative Agent copies of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of September 30, 1997 and December 31, 1996, the unaudited consolidated statements of income of the Borrower and its Subsidiaries for the three-month and nine-month periods ended September 30, 1997 and 1996, and the unaudited consolidated statements of cash flows of the Borrower and its Subsidiaries for the nine-month periods ended September 30, 1997 and 1996. Such financial statements have been prepared in accordance with GAAP (subject to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended (and, as to the financial statements as of and for any period ended any date prior to September 30, 1997, giving pro forma effect to the consummation of the Reorganization). Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (d) The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of PPS and its Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income and cash flows for the fiscal years ended December 31, 1996 and 1995, together with the opinion of Arthur Andersen LLP thereon, and
(ii) the unaudited consolidated balance sheet of PPS and its Subsidiaries as of September 30, 1997, and the related consolidated statements of income and cash flows for the nine-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of PPS and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of PPS and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to PPS or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (e) The Borrower has heretofore furnished to the Administrative Agent copies of the audited balance sheets of About Health as of December 31, 1996 and 1995, and the related statements of income and cash flows for the fiscal years ended December 31, 1996 and 1995, together with the opinion of Coopers & Lybrand L.L.P. thereon. Such financial statements have been prepared in accordance with GAAP and present fairly the financial condition of About Health as of the respective dates thereof and the results of operations of About Health for the respective periods then ended.

     (f) The unaudited pro forma balance sheet of the Borrower as of December 31, 1997, a copy of which has heretofore been delivered to the Administrative Agent, gives pro forma effect to the consummation of the PPS Acquisition, the transactions contemplated by this Agreement and the payment of all transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

     (g) The Borrower has previously furnished to the Administrative Agent a copy of projected balance sheets and statements of income and cash flows of the Borrower prepared on an annual basis for the seven-year period ending December 31, 2003, giving effect to the consummation of the PPS Acquisition and the transactions contemplated by this Agreement (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the Restatement Effective Date. The Projections were prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

     (h) Each of the Borrower and its Subsidiaries, after giving effect to the transactions contemplated by this Agreement, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     V.12. OWNERSHIP OF PROPERTIES. Each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTION 5.11(c) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and
(iv) above free and clear of all Liens other than Permitted Liens.

     V.13. ERISA. Each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, in either case that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan.

     V.14. ENVIRONMENTAL MATTERS. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

     (b) No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

     (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

     V.15. COMPLIANCE WITH LAWS. Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     V.16. REGULATED INDUSTRIES. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     V.17. INSURANCE. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     V.18. MATERIAL CONTRACTS. SCHEDULE 5.18 lists, as of the Restatement Effective Date and after giving effect to the PPS Acquisition, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"), and also indicates the parties, subject matter and term thereof. As of the Restatement Effective Date, (i) each Material Contract is in full force and effect and is enforceable by the Borrower or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Borrower nor any of its Subsidiaries (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

     V.19. PLEDGE AGREEMENT. The provisions of the Pledge Agreement are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of the Borrower and its Subsidiaries that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) in the case of uncertificated securities, control thereof by the Administrative Agent within the meaning of Section 8-106 (or its successor provision) of the applicable Uniform Commercial Code, and (iii) the possession by the Administrative Agent of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of the Borrower or such Subsidiary, as applicable, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such actions and possession, subject only to Permitted Liens.

     V.20. PPS MERGER AGREEMENT. The Borrower has heretofore furnished to the Administrative Agent a true and complete copy of the PPS Merger Agreement, together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. On the Restatement Effective Date, the PPS Acquisition shall be consummated in all material respects in accordance with the terms of the PPS Merger Agreement and in compliance with all applicable Requirements of Law, including any necessary stockholder approvals.

                                  ARTICLE VI

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

         VI.1. FINANCIAL STATEMENTS.  The Borrower will deliver to each Lender:

     (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1998, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (b) As soon as available and in any event within 100 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1997,
(i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; PROVIDED, HOWEVER, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

     VI.2. OTHER BUSINESS AND FINANCIAL INFORMATION. The Borrower will deliver to each Lender:

     (a) Concurrently with each delivery of the financial statements described in SECTION 6.1, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in SECTIONS 7.1 through 7.5 as of the last day of the period covered by such financial statements;

     (b) Concurrently with each delivery of the financial statements described in SECTION 6.1, an aging of the accounts receivable of the Borrower as of the end of the most recently completed fiscal quarter covered by the financial statements then being delivered, classified by payor class or by method otherwise reasonably acceptable to the Administrative Agent, certified by a Financial Officer of the Borrower to be correct in all material respects;

     (c) As soon as available and in any event within thirty (30) days after the close of each fiscal year, beginning with the fiscal year ended December 31, 1998, a consolidated operating budget for the Borrower and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Borrower to the effect that such budgets have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby;

     (d) Promptly upon receipt thereof, copies of any "management letter" submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

     (e) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, and (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange;

     (f) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

          (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

         (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 5.5 or this subsection;

        (iii) the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

         (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

          (v) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

         (vi) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

     (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

     VI.3. CORPORATE EXISTENCE; FRANCHISES; MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by SECTION 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     VI.4. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

     VI.5. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

     VI.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

     VI.7. MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     VI.8. PERMITTED ACQUISITIONS. (a) Subject to the provisions of subsection (b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time after the Restatement Effective Date effect Permitted Acquisitions, PROVIDED that, with respect to each Permitted Acquisition:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto;

         (ii) the Acquisition Amount with respect thereto shall not exceed $50,000,000 ($15,000,000 if such Permitted Acquisition is a Non-Guarantor Acquisition); and

        (iii) the aggregate principal amount of Loans used to fund payment of the Acquisition Amount with respect thereto shall not exceed (y) if the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter is greater than 2.0 to 1.0, $25,000,000, or (z) if the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter is less than or equal to 2.0 to 1.0, $35,000,000.

     (b) Not less than five (5) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount equals or exceeds $25,000,000, the Borrower shall have delivered to the Administrative Agent and each Lender the following:

          (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

         (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

        (iii) consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Borrower of each relevant Target) for the three-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

         (iv) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in SECTIONS 7.1 through 7.5, such compliance determined with regard to calculations made on a PRO FORMA basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter as if each Target had been consolidated with the Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Commitments to meet its ongoing working capital requirements.

     (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

     (d) Within forty-five (45) days after the end of each fiscal quarter, the Borrower will deliver to the Administrative Agent and each Lender, with respect to any Permitted Acquisition during such fiscal quarter the Acquisition Amount in respect of which equals or exceeds $5,000,000 but is less than $25,000,000, the items described in clauses (i) and (ii) of subsection (b) above.

     (e) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (b) above have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iv) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of SECTIONS 4.2 and 9.1.

     VI.9. CREATION OR ACQUISITION OF SUBSIDIARIES. Subject to the provisions of SECTIONS 6.8 and 8.5, the Borrower and its Subsidiaries may from time to time create or acquire new Subsidiaries and may acquire the remaining outstanding Capital Stock of existing Non-Guarantor Subsidiaries, PROVIDED that:

     (a) In the case of any Permitted Acquisition involving the acquisition of Control of Capital Stock of any Person, after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation), if a Subsidiary, shall be a Wholly Owned Subsidiary;

     (b) Concurrently with (and in any event within ten (10) Business Days after) the creation or direct or indirect acquisition by the Borrower thereof, each such new Subsidiary that is a Wholly Owned Subsidiary (including any new Wholly Owned Subsidiary acquired in a Permitted Acquisition) will execute and deliver to the Administrative Agent a joinder to the Subsidiary Guaranty, and concurrently with (and in any event within ten (10) Business Days after) becoming a Wholly Owned Subsidiary, each existing Non-Guarantor Subsidiary that becomes a Wholly Owned Subsidiary will execute and deliver to the Administrative Agent a joinder to the Subsidiary Guaranty, in each case pursuant to which such Wholly Owned Subsidiary shall become a party thereto as a Subsidiary Guarantor and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents;

     (c) Concurrently with (and in any event within ten (10) Business Days after) the creation or acquisition of any new Wholly Owned Subsidiary (or the election by any non-Wholly Owned Subsidiary to become a Subsidiary Guarantor) all or a portion of the Capital Stock of which is directly owned by the Borrower, including as a result of an existing Non-Guarantor Subsidiary becoming a Wholly Owned Subsidiary as described in subsection (a) above), the Borrower will execute and deliver to the Administrative Agent an amendment or supplement to the Pledge Agreement pursuant to which all of the Capital Stock of such Subsidiary owned by the Borrower shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and concurrently with (and in any event within ten (10) Business Days after) the creation or acquisition of any new Wholly Owned Subsidiary (or the election by any non-Wholly Owned Subsidiary to become a Subsidiary Guarantor) all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the "Parent Subsidiary"), including as a result of an existing Non-Guarantor Subsidiary becoming a Wholly Owned Subsidiary as described in subsection (a) above), the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Pledge Agreement, pursuant to which all of the Capital Stock of such Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and

     (d) As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of counsel in the jurisdiction of organization of each such Subsidiary, which may be furnished by internal counsel), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above. At any time after the creation or acquisition thereof, any non-Wholly Owned Subsidiary may elect to become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a joinder to the Subsidiary Guaranty as set forth in subsection (b) above; and in the event any such non-Wholly Owned Subsidiary shall so elect to become a Subsidiary Guarantor, all of the Capital Stock of such non-Wholly Owned Subsidiary owned by the Borrower or any applicable Parent Subsidiary shall be pledged to the Administrative Agent as set forth in subsection (c) above, and such non-Wholly Owned Subsidiary shall additionally deliver such other documents, certificates and opinions as the Administrative Agent may reasonably request pursuant to this subsection (d) Neither the Borrower nor any Subsidiary shall be required to pledge to the Administrative Agent the Capital Stock of any Non-Guarantor Subsidiary owned by it; PROVIDED, HOWEVER, that at no time shall any Capital Stock of any Subsidiary that is not pledged to the Administrative Agent be owned, directly or indirectly, by any other Subsidiary with respect to which the Administrative Agent does not have a first priority perfected pledge of 100% of the outstanding Capital Stock.

     VI.10. YEAR 2000. The Borrower will, and will cause each of its Subsidiaries to, take all necessary action to ensure that its computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrower will provide to the Administrative Agent evidence acceptable to the Administrative Agent of the Borrower's Year 2000 compatibility.

     VI.11. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

     VI.12. MERGER OR DISSOLUTION OF CERTAIN SUBSIDIARIES. The Borrower will, within thirty (30) days after the Restatement Effective Date, cause each Wholly Owned Subsidiary (and each Subsidiary of Concentra Laboratory, L.L.C. ("Concentra Lab")) listed on SCHEDULE 5.7, the Capital Stock of which has not been pledged to the Administrative Agent pursuant to the Pledge Agreement, to be merged with and into (or dissolved and liquidated into) the Borrower or a Wholly Owned Subsidiary the Capital Stock of which has been pledged to the Administrative Agent pursuant to the Pledge Agreement (or, in the case of Subsidiaries of Concentra Lab, to be merged with and into (or dissolved and liquidated into) Concentra Lab).

                                  ARTICLE VII

                               FINANCIAL COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     VII.1. SENIOR LEVERAGE RATIO. The Borrower will not permit the Senior Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

                                                       Maximum Senior
            Date                                       Leverage Ratio
            ----                                       --------------
            December 31, 1997 through
              December 31, 1998                          2.50 : 1.00

            January 1, 1999 through
              December 31, 1999                          2.25 : 1.00

            Thereafter                                   2.00 : 1.00

     VII.2. TOTAL LEVERAGE RATIO. The Borrower will not permit the Total Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

                                                       Maximum Total
            Date                                       Leverage Ratio
            ----                                       --------------
            December 31, 1997 through
              December 31, 1998                          3.50 : 1.00

            January 1, 1999 through
              December 31, 1999                          3.25 : 1.00

            Thereafter                                   3.00 : 1.00

     VII.3. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ended December 31, 1997, to be less than
1.25 : 1.00.

     VII.4. LEASE EXPENSE. The Borrower will not permit Consolidated Lease Expense (i) for the period of two consecutive fiscal quarters ended December 31, 1997, to be greater than 6.0% of Consolidated Net Revenue for such period, (ii) for the period of three consecutive fiscal quarters ending March 31, 1998, to be greater than 6.0% of Consolidated Net Revenue for such period, and

(iii) for any period of four consecutive fiscal quarters ending at any time thereafter, to be greater than 6.0% of Consolidated Net Revenue for such period.

     VII.5. CONSOLIDATED NET WORTH.  The Borrower will not permit
Consolidated Net Worth:

          (i) as of the last day of the fiscal quarter ended December 31, 1997, to be less than the sum of (A) $210,926,000, PLUS (B) 50% of Consolidated Net Income for the fiscal quarter ended December 31, 1997 (PROVIDED that Consolidated Net Income for such fiscal quarter shall be taken into account for purposes of this calculation only if positive), PLUS
     (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock during the fiscal quarter ended December 31, 1997; and

         (ii) as of the last day of any fiscal quarter ending at any time thereafter, beginning with the fiscal quarter ending March 31, 1998, to be less than the sum of (A) $195,000,000, PLUS (B) 50% of the aggregate of Consolidated Net Income for each fiscal quarter ending after December 31, 1997 (PROVIDED that Consolidated Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive), PLUS (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock after December 31, 1997.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     VIII.1. MERGER; CONSOLIDATION. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; PROVIDED, HOWEVER, that:

          (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.8 and 6.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

         (ii) any Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Subsidiary Guarantor,
     (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.8 and 6.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

        (iii) any Wholly Owned Subsidiary organized solely for the purpose of facilitating the acquisition of ownership interests in a Non-Guarantor Subsidiary may merge or consolidate with a Non-Guarantor Subsidiary so long as (x) the consideration in such transaction consists solely of Capital Stock of the surviving entity, (y) no Person other than the Borrower or a Wholly Owned Subsidiary receives any such consideration, and (z) if such merger or consolidation effects a capital contribution to, or otherwise constitutes an Investment in, such Non-Guarantor Subsidiary, such Investment shall be permitted under clause (ix) of SECTION 8.5;

         (iv) any Wholly Owned Subsidiary of another Subsidiary may merge or consolidate with such parent Subsidiary so long as (y) no Person other than such parent Subsidiary receives any consideration in such transaction, and
     (z) immediately after giving effect thereto, no Default or Event of Default would exist;

          (v) Concentra Subsidiary, Inc. may merge with and into PPS pursuant to and in accordance with the terms of the PPS Merger Agreement, in order to effect the PPS Acquisition; and

         (vi) any Wholly Owned Subsidiary that does not conduct any active trade or business may dissolve and thereafter liquidate and wind up its affairs so long as (y) no Default or Event of Default would result therefrom and (z) its assets, if any, are distributed only to the Borrower or another Wholly Owned Subsidiary.

     VIII.2. INDEBTEDNESS. The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness or Disqualified Capital Stock other than:

          (i) Indebtedness incurred under this Agreement, the Notes and the Subsidiary Guaranty;

         (ii) Indebtedness existing on the Restatement Effective Date and described in SCHEDULE 8.2, PROVIDED that the principal amount thereof as shown on such Schedule shall not be increased;

        (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, PROVIDED that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

         (iv) non-current liabilities for post-employment healthcare and other insurance benefits;

          (v) unsecured loans and advances by the Borrower or any Subsidiary Guarantors to any other Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower, provided that (y) any such loan or advance is subordinated in right and time of payment to the Obligations and is evidenced by a promissory note, in form and substance satisfactory to the Administrative Agent, pledged to the Administrative Agent pursuant to the Pledge Agreement, and (z) no such loan or advance shall be made to any Subsidiary that is the subject of a proceeding of the type described in
     SECTION 9.1(f) or 9.1(g);

         (vi) unsecured loans and advances by the Borrower or any Subsidiary Guarantors to any Non-Guarantor Subsidiary, PROVIDED that (x) any such loan or advance is subordinated in right and time of payment to the Obligations and is evidenced by a promissory note, in form and substance satisfactory to the Administrative Agent, pledged to the Administrative Agent pursuant to the Pledge Agreement, (y) no such loan or advance shall be made to any Subsidiary that is the subject of a proceeding of the type described in SECTION 9.1(f) or 9.1(g), and (z) any such loan or advance shall not be prohibited under clause (ix) of SECTION 8.5;

        (vii) Indebtedness of the Borrower under Hedge Agreements entered into with one or more Lenders in respect of the Indebtedness incurred pursuant to this Agreement, PROVIDED that the notional amount of all such agreements at any time shall not exceed the aggregate Commitments at such time;

       (viii) Disqualified Capital Stock consisting of the Capital Stock of Non-Guarantor Subsidiaries and partnerships, joint ventures and limited liability companies in which the Borrower and its Subsidiaries hold less than a majority interest, PROVIDED that (i) the Investments of the Borrower and its Subsidiaries in such Disqualified Capital Stock are permitted under the applicable provisions of SECTION 8.5, and (ii) such Disqualified Capital Stock, by its terms, is redeemable or subject to repurchase or acquisition by the Borrower or any Subsidiary only upon (w) the bankruptcy or dissolution of the holder thereof or a change of control of such holder,
     (x) such holder's failure to make any required capital contribution, (y) any attempt by such holder to sell, assign or transfer such Disqualified Capital Stock or to cause a dissolution of the partnership, joint venture or limited liability company in contravention of the applicable governing documents, or (z) any fundamental disagreement between the parties that cannot be resolved as provided in the applicable governing documents;

         (ix) customary indemnification obligations of the Borrower and its Subsidiaries incurred in connection with Permitted Acquisitions made in compliance with SECTION 6.8;

          (x) guarantees by the Borrower of obligations of Subsidiary Guarantors under leases or Indebtedness permitted hereunder; and

         (xi) other Indebtedness of the Borrower and its Subsidiaries not covered under clauses (i) through (x) above (including without limitation purchase money Indebtedness secured by Liens of the type described in clause (vi) of SECTION 8.3) not exceeding $10,000,000 in aggregate principal amount outstanding at any time.



     VIII.3. LIENS. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

          (i) Liens created under the Security Documents;

         (ii) Liens in existence on the Restatement Effective Date and set forth on SCHEDULE 8.3;

        (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

         (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under
     SECTION 9.1(j)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

          (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

         (vi) Liens securing purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof, PROVIDED that the aggregate principal amount at any time outstanding of all Indebtedness secured by such Liens (other than capital lease obligations), when taken together with all other Indebtedness of the Borrower and its Subsidiaries incurred subject to the limitation set forth in clause (xi) of SECTION 8.2, does not exceed the dollar amount set forth in such clause, and PROVIDED FURTHER that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (c) shall not encumber any other property of the Borrower or any of its Subsidiaries; and any extensions, renewals and replacements of such Liens, PROVIDED that no such extension, renewal or replacement shall extend to any property other than the property covered by the Lien being extended, renewed or replaced or shall secure Indebtedness in an amount greater than the amount of the Indebtedness secured by the Lien being extended, renewed or replaced;

        (vii) any attachment or judgment Lien not constituting an Event of Default under SECTION 9.1(h) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

       (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases; and

         (ix) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes.

     VIII.4. DISPOSITION OF ASSETS. The Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

          (i) sales of inventory in the ordinary course of business;

         (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

        (iii) the sale or disposition of Cash Equivalents;

         (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to a Subsidiary Guarantor if, immediately after giving effect thereto, no Default or Event of Default would exist;

          (v) the sale, transfer or other disposition of assets to a Non-Guarantor Subsidiary in a transaction constituting an Investment in such Non-Guarantor Subsidiary permitted under clause (ix) of SECTION 8.5; and

         (vi) the sale or disposition of assets outside the ordinary course of business for fair value, PROVIDED that (x) the aggregate consideration for such sales or dispositions does not exceed $500,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year,
     (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary (except as otherwise expressly permitted by this Agreement), and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     VIII.5. INVESTMENTS. The Borrower will not, and will not permit or cause any of its

Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

          (i) Cash Equivalents;

         (ii) Investments existing on the Restatement Effective Date and described in SCHEDULE 8.5;

        (iii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business;

         (iv) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

          (v) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (v) of SECTION 8.2;

         (vi) Investments of the Borrower under Hedge Agreements permitted under clause (vii) of SECTION 8.2;

        (vii) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by the Borrower or any Subsidiary in any other Wholly Owned Subsidiary that is (or immediately after giving effect to such Investment will be) a Subsidiary Guarantor, PROVIDED that the Borrower complies with the provisions of SECTION 6.9, and (b) by any Subsidiary in the Borrower;

       (viii) Permitted Acquisitions consummated in compliance with the provisions of SECTION 6.8;

         (ix) Investments consisting of the making of capital contributions in, or loans or advances to, Non-Guarantor Subsidiaries, including by transfer or disposition of assets or by purchase of less than all of the outstanding ownership interests therein not already directly or indirectly owned by the Borrower immediately prior to giving effect to such purchase, PROVIDED that (y) any such Investments consisting of loans or advances shall be made in compliance with the provisions of clause (vi) of SECTION 8.2, and (z) the aggregate outstanding amount of all such Investments (including, without limitation, cash, property (valued at the fair market value thereof at the time of contribution), assumed or acquired Indebtedness, retained Capital Stock and all other consideration contributed to capital, and all loans and advances) shall not exceed (1) at any time with respect to all ventures in any single market (whether through one or more

     Non-Guarantor Subsidiaries), $5,000,000, and (2) with respect to all Non-Guarantor Subsidiaries, (A) $15,000,000 at any time during the fiscal year ended December 31, 1997, (B) $30,000,000 at any time during the fiscal year ending December 31, 1998, (C) $45,000,000 at any time during the fiscal year ending December 31, 1999, (D) $60,000,000 at any time during the fiscal year ending December 31, 2000, (E) $75,000,000 at any time during the fiscal year ending December 31, 2001, and (F) $90,000,000 at any time during the fiscal year ending December 31, 2002;

          (x) Investments by CHS consisting of the purchase, on or after May 3, 1999, of all of CDC's outstanding common stock pursuant to paragraph 4B of the CDC Securities Purchase Agreement together with the simultaneous purchase of the CDC Notes as required pursuant to paragraph 4A thereof, PROVIDED that (A) prior to such purchase the Borrower shall have prepared and delivered to the Administrative Agent a certificate, signed by a Financial Officer of the Borrower, satisfactory in form and substance to the Administrative Agent and to the effect that, after giving effect to such purchase, the Borrower is in compliance with the financial covenants contained in SECTIONS 7.1 through 7.5, such compliance determined with regard to calculations made on a PRO FORMA basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter as if CDC had been consolidated with the Borrower for those periods applicable to such covenants (such calculations to be attached to such certificate), and
     (B) immediately after giving effect to such purchase, no Default or Event of Default would exist;

         (xi) the PPS Acquisition; and

        (xii) other Investments not covered under clauses (i) through (xi) above (including, without limitation, Investments in partnerships, limited liability companies and joint ventures in which the Borrower, directly or indirectly, owns or Controls 50% or less of the Capital Stock of such entity or the financial statements of which are not, or under GAAP should not be, consolidated with those of the Borrower for financial reporting purposes) not exceeding $2,000,000 in aggregate amount outstanding at any time.

     VIII.6. Restricted Payments. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any Capital Stock of the Borrower or any of its Subsidiaries or any warrants, rights or options to acquire any such Capital Stock, or purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower or any of its Subsidiaries or any warrants, rights or options to acquire any such Capital Stock, or set aside funds for any of the foregoing, except that:

          (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

         (ii) the Borrower may, pursuant to a bona fide shareholder rights plan, declare and make dividend payments or other distributions payable solely in rights in respect of its common stock or other class of Capital Stock created expressly for the purposes of such plan;

        (iii) any Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law;

         (iv) the Borrower or any Wholly Owned Subsidiary may, in a transaction constituting a Non-Guarantor Acquisition permitted under clause
     (viii) of SECTION 8.5, purchase, redeem or acquire outstanding Disqualified Capital Stock permitted under clause (viii) of SECTION 8.2; and

          (v) the Borrower may, in an aggregate amount during any fiscal year (beginning with the fiscal year ending December 31, 1998) not to exceed 25% of Consolidated Net Income for the preceding fiscal year, (y) declare and pay cash dividends in respect of its common stock and (z) purchase, redeem, retire or otherwise acquire shares of its capital stock, PROVIDED that, immediately after giving effect to each such payment of dividends, purchase, redemption, retirement or acquisition, (A) the Borrower would be in compliance with the financial covenants contained in SECTIONS 7.1 through 7.5, such compliance determined on a PRO FORMA basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter as if such payment of dividends, purchase, redemption, retirement or acquisition had been effected as of such date, and (B) no Default or Event of Default would exist.

     (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on the CDC Notes, the Convertible Notes or any other Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of the CDC Notes, the Convertible Notes or any other Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes; PROVIDED, HOWEVER, that CHS may purchase the CDC Notes as permitted under clause (x) of
SECTION 8.5.

     VIII.7. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; PROVIDED, HOWEVER, that nothing contained in this Section shall prohibit:

          (i) transactions described on SCHEDULE 8.7 (and any extensions, modifications or renewals of such transactions that satisfy the requirements of this Section) or otherwise expressly permitted under this Agreement;

         (ii) transactions among or between the Borrower and its Wholly Owned Subsidiaries;

        (iii) the payment by the Borrower of reasonable and customary fees to members of its Board of Directors; and

         (iv) performance by the Borrower or any Subsidiary of its obligations under employment and noncompetition agreements.

     VIII.8. LINES OF BUSINESS. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries on the Restatement Effective Date and businesses and activities reasonably related thereto.

     VIII.9. CERTAIN AMENDMENTS. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the CDC Notes, the Convertible Notes or any other Subordinated Indebtedness or the CDC Securities Purchase Agreement, the Convertible Note Indenture or any agreement or instrument evidencing or governing any other Subordinated Indebtedness, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles or certificate of incorporation or organization or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

     VIII.10. LIMITATION ON CERTAIN RESTRICTIONS. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Credit Documents, (ii) the CDC Securities Purchase Agreement (to the extent applicable to CHS) or (iii) applicable Requirements of Law.

     VIII.11. NO OTHER NEGATIVE PLEDGES. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (iii) the CDC Securities Purchase Agreement (to the extent applicable to CHS) and (iv) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

     VIII.12. FISCAL YEAR. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

     VIII.13. ACCOUNTING CHANGES. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

                                  ARTICLE IX

                              EVENTS OF DEFAULT

     IX.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) The Borrower shall fail to pay any principal of or interest on any Loan, any Reimbursement Obligation, any fee or any other Obligation when due;

     (b) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of SECTIONS 2.14, 6.3(i),
6.12 or in ARTICLE VII or ARTICLE VIII;

     (c) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of (i) ten (10) days, in the case of the covenants set forth in SECTIONS 6.1 and 6.2, and (ii) thirty (30) days, in all other instances, in each case after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

     (d) (i) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished; or (ii) any representation or warranty made or deemed made by or on behalf of CRA or Occusystems in the Reorganization Agreement or in any certificate, instrument, report or other document furnished in connection therewith or in connection with the transactions contemplated thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

     (e) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000 or
(ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (f) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (g) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $1,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

     (i) Any Security Document to which the Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender; or the Borrower or any such Subsidiary shall assert any of the foregoing; or any Subsidiary of the Borrower or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Subsidiary Guaranty;

     (j) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events that have occurred and are then continuing, the Borrower and its ERISA Affiliates would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $1,000,000;

     (k) Any one or more licenses, permits, accreditations or authorizations of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

     (l) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group, other than Donald J. Larson or Lois E. Silverman or a group comprised solely of such Persons, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 20% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required); or (iii) a Change of Control (as defined in the Convertible Note Indenture) shall occur under the Convertible
Note Indenture.

     IX.2. REMEDIES: TERMINATION OF COMMITMENTS, ACCELERATION, ETC. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (PROVIDED that, upon the occurrence of an Event of Default pursuant to SECTION 9.1(f) or SECTION 9.1(g), the Commitments and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (PROVIDED that, upon the occurrence of an Event of Default pursuant to SECTION 9.1(f) or SECTION 9.1(g), all of the outstanding principal amount of the Loans and all other amounts described in this subsection (b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

     (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in SECTION 3.9; and

     (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

     9.3. REMEDIES: SET-OFF. In addition to all other rights and remedies available under the

Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

                               ARTICLE X

                        THE ADMINISTRATIVE AGENT

     X.1. APPOINTMENT. Each Lender hereby irrevocably appoints and authorizes First Union to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

     X.2. NATURE OF DUTIES. The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

     X.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     X.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

     X.5. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     X.6. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; PROVIDED, HOWEVER, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to SECTIONS 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     X.7. INDEMNIFICATION. To the extent the Administrative Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

     X.8. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     X.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (PROVIDED that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

     X.10. COLLATERAL MATTERS. (a) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

     (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other

Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release Collateral pursuant to this subsection (b).

     X.11.  ISSUING LENDER.  The provisions of this Article (other than
SECTION 10.9) shall apply to the Issuing Lender MUTATIS MUTANDIS to the same extent as such provisions apply to the Administrative Agent.

     X.12. DOCUMENTATION AGENT. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, the Documentation Agent is named as such for recognition purposes only, and in its capacity as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

                                  ARTICLE XI

                                MISCELLANEOUS

     XI.1. FEES AND EXPENSES. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, including the allocated costs of internal counsel) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses, including the allocated costs of internal counsel) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) after the occurrence and during the continuance of an Event of Default, the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Administrative Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

     XI.2. INDEMNIFICATION. The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Administrative Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, including the allocated costs of internal counsel) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by the Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; PROVIDED, HOWEVER, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

     XI.3. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE

BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN SECTION 11.5, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     XI.4. ARBITRATION; PRESERVATION AND LIMITATION OF REMEDIES. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, its Subsidiaries, the Administrative Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Administrative Agent is located. The expedited procedures set forth in Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

     (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

     XI.5. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

            (a) if to the Borrower, to Concentra Managed Care, Inc., 312 Union Wharf, Boston, Massachusetts 02109, Attention: Chief Financial Officer, Telecopy No. (617) 367-8519, with a copy to Concentra Managed Care, Inc., 5080 Spectrum Drive, Suite 400, West Tower, Dallas, Texas 75248, Attention: Richard A. Parr II, Telecopy No. (972) 243-7540;

            (b) if to the Administrative Agent, to First Union National Bank, One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention: Syndication Agency Services, Telecopy No.
     (704) 383-0288; and

            (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; PROVIDED that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

     XI.6. AMENDMENTS, WAIVERS, ETC. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, modification, waiver, discharge, termination or consent shall:

     (a)  unless agreed to by each Lender directly affected thereby,
(i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent for its own account),
(ii) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under SECTION 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Administrative Agent for its own account) or any other Obligations, or (iii) extend the expiry date of any Letter of Credit beyond the seventh day prior to the Maturity Date;

     (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite

Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral or the Borrower's obligations in relation thereto, or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, or (iv) change any provision of
SECTION 2.15 or this Section; and

     (c) unless agreed to by the Issuing Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents;

and PROVIDED FURTHER that the Fee Letter and any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     XI.7. ASSIGNMENTS, PARTICIPATIONS. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); PROVIDED, HOWEVER, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (PROVIDED that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000, determined by combining the amount of the assigning Lender's outstanding Loans, Letter of Credit Exposure and Unutilized Commitment being assigned pursuant to such assignment (or, if less, the entire Commitment of the assigning Lender), and (iv) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

     (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of SECTION 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of EXHIBIT A.
The Administrative Agent will return cancelled Notes to the Borrower.

     (d) Each Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and
(iv) no Participant shall
have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of SECTIONS 2.16(a), 2.16(b), 2.17, 2.18 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; PROVIDED, HOWEVER, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

     (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, PROVIDED that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under SECTION 11.13.

     XI.8. NO WAIVER. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     XI.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; PROVIDED, HOWEVER, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of SECTION 11.7.

     XI.10. SURVIVAL. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of SECTIONS 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     XI.11. SEVERABILITY. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     XI.12. CONSTRUCTION. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

    XI.13. CONFIDENTIALITY. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; PROVIDED, HOWEVER, that any Lender may disclose such information (i) to its directors, employees, agents, auditors, counsel and other professional advisors on a "need-to-know" basis, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of SECTION 11.7(f).

     XI.14. COUNTERPARTS; EFFECTIVENESS. (a) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     (b) This Agreement shall become effective on the date (the "Restatement Effective Date") upon which (i) each of the Borrower, the Lenders and the Administrative Agent shall have executed a counterpart hereof and each of the Administrative Agent and the Borrower shall have received written or telephonic notification of such execution and authorization of delivery thereof and (ii) each of the conditions specified in SECTIONS 2.1(c), 4.1 and 4.2 shall have been satisfied in accordance with the terms of this Agreement.

    XI.15. DISCLOSURE OF INFORMATION. The Borrower agrees and consents to the Administrative Agent's disclosure of information relating to this transaction to GOLD SHEETS and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

     XI.16. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED JUNE 26, 1997, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     XI.17. EFFECT OF AMENDMENT AND RESTATEMENT. This Agreement amends and restates the Original Credit Agreement in its entirety; PROVIDED, HOWEVER, that the provisions of the Original Credit Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses for the benefit of the Administrative Agent and the Lenders (in each case, as defined in the Original Credit Agreement), including, without limitation, the provisions of SECTIONS 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2 of the Original
Credit Agreement, shall survive the effectiveness of this Agreement and the amendment and restatement of the Original Credit Agreement effected hereby; and PROVIDED FURTHER that, as more particularly set forth in SECTIONS 2.8(a) and 2.9, certain applicable provisions of the Original Credit Agreement shall survive the effectiveness of this Agreement and shall continue to apply for the purposes specified in this Agreement. Upon the effectiveness of this Agreement,
(i) all Existing Loans shall be deemed to be Loans hereunder, shall be evidenced by the Notes and shall be entitled to all of the benefits of this Agreement and the other Credit Documents, and (ii) all other Credit Documents, instruments, certificates, financial statements and other documents executed or delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant to the Original Credit Agreement at any time prior to the effectiveness of this Agreement shall be deemed to have been executed or delivered pursuant to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                   CONCENTRA MANAGED CARE, INC.


                                   By: /s/ Joseph F. Pesce
                                      -----------------------------------

                                   Title:  Chief Financial Officer
                                         --------------------------------


















                              (signatures continued)

                                   FIRST UNION NATIONAL BANK, as Administrative
                                     Agent and as a Lender


                                   By: /s/ Joseph H. Towell
                                      -----------------------------------

                                   Title:  Senior Vice President
                                         --------------------------------


                                   Instructions for wire transfers to the
                                     Administrative Agent:

                                   First Union National Bank
                                   ABA Routing No. 053000219
                                   Charlotte, North Carolina
                                   General Ledger No. 465906, RC No. 5007
                                   Attention: Syndication Agency Services
                                   Re: Concentra Managed Care, Inc.

                                   Address for notices as a Lender:

                                   First Union National Bank
                                   One First Union Center, 5th Floor
                                   301 South College Street
                                   Charlotte, North Carolina 28288-0735
                                   Attention: James B. Sloan, Jr.
                                   Telephone: (704) 383-6784
                                   Telecopy: (704) 383-9144

                                   Lending Office:

                                   First Union National Bank
                                   One First Union Center, 5th Floor
                                   301 South College Street
                                   Charlotte, North Carolina 28288-0735
                                   Attention: James B. Sloan, Jr.
                                   Telephone: (704) 383-6784
                                   Telecopy: (704) 383-9144







                              (signatures continued)

                                   FLEET NATIONAL BANK, as Documentation
                                     Agent and as a Lender


                                       By:  /s/ Maryann S. Smith
                                          -----------------------------------

                                       Title:   Vice President
                                             --------------------------------


                                   Address for notices:

                                   One Federal Street
                                   MAOFD07B
                                   Boston, Massachusetts 02110
                                   Attention: Maryann Smith
                                   Telephone: (617) 346-4613
                                   Telecopy: (617) 346-4666

                                   Lending Office:

                                   One Federal Street
                                   MAOFD07B
                                   Boston, Massachusetts 02110
                                   Attention: Maryann Smith
                                   Telephone: (617) 346-4613
                                   Telecopy: (617) 346-4666













                              (signatures continued)

                                   BANK ONE, TEXAS, N.A.


                                   By: /s/ James B. Lukowitcz
                                      -----------------------------------

                                   Title:  Vice President
                                         --------------------------------


Address for notices:

1717 Main Street
3rd Floor, Healthcare
Dallas, Texas 75201
Attention: James B. Lukowicz
Telephone: (214) 290-3347
Telecopy: (214) 290-2492

Lending Office:

1717 Main Street
3rd Floor, Healthcare
Dallas, Texas 75201
Attention: James B. Lukowicz
Telephone: (214) 290-3347
Telecopy: (214) 290-2492















                              (signatures continued)

THE CHASE MANHATTAN BANK


                                   By: /s/ Joan Considine
                                      -----------------------------------

                                   Title:  Vice President
                                         --------------------------------


Address for notices:

999 Broad Street
Bridgeport, Connecticut 06604
Attention: Joan Considine
Telephone: (203) 382-6317
Telecopy: (203) 382-6314

Lending Office:

999 Broad Street
Bridgeport, Connecticut 06604
Attention: Joan Considine
Telephone: (203) 382-6317
Telecopy: (203) 382-6314

                                   CREDITANSTALT AG


                                   By: /s/ Carl G. Drake
                                      -----------------------------------

                                   Title: Vice President
                                         --------------------------------


                                   By: /s/ Robert M. Biringer
                                      -----------------------------------

                                   Title: Executive Vice President
                                         --------------------------------


                                   Address for notices:

                                   Two Ravinia Drive, Suite 1680
                                   Atlanta, Georgia 30346
                                   Attention: John Taylor
                                   Telephone: (770) 390-1852
                                   Telecopy: (770) 390-1851

                                   Lending Office:

                                   Two Ravinia Drive, Suite 1680
                                   Atlanta, Georgia 30346
                                   Attention: John Taylor
                                   Telephone: (770) 390-1852
                                   Telecopy: (770) 390-1851

                                  SCHEDULE I

                                 COMMITMENTS





Lender                                    Commitment
------                                    ----------

First Union National Bank                 $75,000,000

Fleet National Bank                       $40,000,000

Bank One, Texas, N.A.                     $25,000,000

Creditanstalt AG                          $35,000,000

The Chase Manhattan Bank                  $25,000,000
                                         ------------

Total                                    $200,000,000

                                   ANNEX I

--------------------------------------------------------------------------------------------------------------------------
         LENDER             EXISTING LOANS (PRIOR  EXISTING LOANS (AFTER    AMOUNT PURCHASED    COMMITMENT    COMMITMENT
                                TO ASSIGNMENTS)         ASSIGNMENTS)             (SOLD)         PERCENTAGE
--------------------------------------------------------------------------------------------------------------------------
First Union National Bank         $12,960,000            $20,250,000           $ 7,290,000         37.5%     $ 75,000,000
--------------------------------------------------------------------------------------------------------------------------
Fleet National Bank               $11,880,000            $10,800,000           $(1,080,000)        20.0%     $ 40,000,000
--------------------------------------------------------------------------------------------------------------------------
Bank One, Texas, N.A.             $ 9,180,000            $ 6,750,000           $(2,430,000)        12.5%     $ 25,000,000
--------------------------------------------------------------------------------------------------------------------------
Creditanstalt AG                  $10,800,000            $ 9,450,000           $(1,350,000)        17.5%     $ 35,000,000
--------------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank          $ 9,180,000            $ 6,750,000           $(2,430,000)        12.5%     $ 25,000,000
--------------------------------------------------------------------------------------------------------------------------
TOTAL                             $54,000,000            $54,000,000           $         0        100.0%     $200,000,000
--------------------------------------------------------------------------------------------------------------------------

                                March 9, 1998



Concentra Managed Care, Inc.
312 Union Wharf
Boston, Massachusetts 02109
Attention: Joseph F. Pesce,
           Chief Financial Officer

Gentlemen:

     Reference is made to the Amended and Restated Credit Agreement, dated as of February 20, 1998 (the "Credit Agreement"), among Concentra Managed Care, Inc. (the "Borrower"), the banks and other financial institutions named therein (collectively, the "Lenders"), First Union National Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Fleet National Bank, as Documentation Agent. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     The Borrower proposes to issue and sell up to $200,000,000 in aggregate principal amount of its convertible subordinated notes, to mature not earlier than March 15, 2003 and to bear interest at a rate per annum not to exceed 5.0% (the "Notes"). In connection with the issuance and sale of the Notes, the Borrower has notified the Administrative Agent (and the Administrative Agent hereby notifies the Lenders) that the Borrower intends (i) pursuant to
Section 2.7 of the Credit Agreement, to make a voluntary prepayment of the Loans in whole on or about March 16, 1998, and (ii) pursuant to Section 2.5(b) of the Credit Agreement, to reduce the aggregate Commitments from $200,000,000 to $100,000,000, effective as of the date of the prepayment referred to in clause (i) above. The Borrower has requested that the Required Lenders approve the issuance of the Notes and waive any Default or Event of Default that would otherwise occur as a consequence thereof, and the Required Lenders have agreed to provide such approval and waiver on the terms and conditions set forth herein.

     Accordingly, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Required Lenders hereby approve the issuance and sale of the Notes on the terms set forth in the preceding paragraph and agree to waive any Default or Event of Default that would otherwise occur under
Section 8.2 of the Credit Agreement as a consequence thereof; PROVIDED that the terms and provisions of the Notes and the definitive indenture (the "Note Indenture") governing the Notes (other than the interest rate, interest payment dates, maturity date and other terms relating solely to the timing of the issuance of the Notes) shall be identical in all material respects to the terms and provisions of the Convertible Notes and the

March 9, 1998
Page 2
-----------------

Convertible Note Indenture (each such term being used herein with the meaning given to it in the Credit Agreement), including, without limitation, with respect to terms of subordination, affirmative and negative covenants, events of default and the absence of scheduled amortization of principal.

     The Borrower and the Required Lenders hereby agree that, from and after the date hereof, all references in the Credit Agreement and the other Credit Documents to the "Convertible Notes" and the "Convertible Note Indenture" shall be deemed also to be references to the Notes and the Note Indenture, respectively, as the same may be amended, modified or supplemented from time to time, for all purposes (including, without limitation, for purposes of Sections 8.6(b), 8.9 and 9.1(l) of the Credit Agreement) and with the intent that the Notes and the Note Indenture shall be subject to the provisions of the Credit Agreement and the other Credit Documents on the same terms and to the same extent as the Convertible Notes and the Convertible Note Indenture, respectively. The Borrower and the Lenders agree further that, upon giving effect to the reduction in the aggregate Commitments described in the second preceding paragraph, the Commitments of the Lenders shall be as set forth on
SCHEDULE I hereto, which Schedule shall thereupon be deemed to replace
Schedule I to the Credit Agreement in its entirety.

     As an inducement to obtain the approval and waiver set forth herein, the Borrower represents and warrants to the Administrative Agent and each Lender that (i) each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, and (iii) after giving effect to the issuance of the Notes and the application of the proceeds therefrom, the Borrower will be in compliance with the financial covenants set forth in Sections 7.1 through 7.5 of the Credit Agreement (at the levels applicable thereto as of March 31, 1998) determined on a pro forma basis as of December 31, 1997 as if the Notes had been issued and the PPS Acquisition consummated on the first day of the period of four consecutive fiscal quarters ended on such date.

     If any Default or Event of Default should occur and be continuing under the Credit Agreement, the Administrative Agent and the Lenders will be under no obligation to forbear the exercise of their rights and remedies under the Credit Agreement, the other Credit Documents, applicable law or otherwise. The approval and waiver of the Required Lenders set forth herein is limited as specified, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or a waiver of any Default or Event of Default except as expressly set forth herein.

     This letter shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof). This letter may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This letter shall become effective upon the execution hereof by the Borrower and the Required Lenders (PROVIDED that the non-pro rata adjustment of the Lenders' Commitments pursuant to the reduction of the aggregate Commitments provided for herein, as set forth on SCHEDULE I hereto, shall require the execution hereof by all of the Lenders).

March 9, 1998
Page 3
-----------------

     If you are in agreement with the terms of this letter, please indicate your acceptance by signing below.

                                  Very truly yours,

                                  FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and as a Lender


                                  By: /s/ Joseph H. Towell
                                      -------------------------------------

                                  Title: Senior Vice President
                                         ----------------------------------



                                  FLEET NATIONAL BANK


                                  By: /s/ Maryann S. Smith
                                      -------------------------------------

                                  Title: Vice President
                                         ----------------------------------



                                  BANK ONE, TEXAS, N.A.


                                  By: /s/ James B. Lukowitcz
                                      -------------------------------------

                                  Title: Vice President
                                         ----------------------------------



                                  THE CHASE MANHATTAN BANK


                                  By: /s/ Joan Considine
                                      -------------------------------------

                                  Title: Vice President
                                         ----------------------------------




                                  (signatures continued)

March 9, 1998
Page 4
-----------------

                                  CREDITANSTALT AG


                                  By:  /s/ John G. Taylor
                                      -------------------------------------

                                  Title:   Senior Associate
                                         ----------------------------------


                                  By:  /s/ Scott Kray
                                      -------------------------------------

                                  Title:   Vice President
                                         ----------------------------------





Agreed to and accepted
as of the date hereof:

CONCENTRA MANAGED CARE, INC.


By: /s/ Joseph F. Pesce
    -------------------------------------

Title: Chief Financial Officer
       ----------------------------------

                                   SCHEDULE I

                                  COMMITMENTS

Lender                                        Commitment
------                                       ------------
First Union National Bank                    $ 24,000,000

Fleet National Bank                          $ 22,000,000

Bank One, Texas, N.A.                        $ 17,000,000

The Chase Manhattan Bank                     $ 17,000,000

Creditanstalt AG                             $ 20,000,000
                                             ------------

Total                                        $100,000,000

                                March 12, 1998



Concentra Managed Care, Inc.
312 Union Wharf
Boston, Massachusetts 02109
Attention: Joseph F. Pesce,
           Chief Financial Officer

Gentlemen:

     Reference is made to (i) the Amended and Restated Credit Agreement, dated as of February 20, 1998 (the "Credit Agreement"), among Concentra Managed Care, Inc. (the "Borrower"), the banks and other financial institutions named therein (collectively, the "Lenders"), First Union National Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Fleet National Bank, as Documentation Agent, and
(ii) the letter agreement, dated March 9, 1998 (the "Approval Letter"), among the Borrower and the Lenders, relating to the issuance and sale by the Borrower of its 4.5% convertible senior notes due March 15, 2003 (the "Notes"). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     Pursuant to the Approval Letter, among other things, the Required
Lenders have approved the issuance and sale by the Borrower of up to $200,000,000 in aggregate principal amount of the Notes. The Borrower has requested that the Required Lenders (a) approve the issuance of additional Notes in an aggregate principal amount of up to $30,000,000 pursuant to the exercise of the over-allotment option granted to the initial purchasers of the Notes, and (b) waive any Default or Event of Default that would otherwise occur as a consequence thereof, and the Required Lenders have agreed to provide such approval and waiver on the terms and conditions set forth herein.

     Accordingly, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Required Lenders hereby approve the issuance and sale of up to $30,000,000 in aggregate principal amount of the Notes (in addition to the $200,000,000 aggregate principal amount approved pursuant to the Approval Letter) and agree to waive any Default or Event of Default that would otherwise occur under Section 8.2 of the Credit Agreement as a consequence thereof. The Borrower agrees that all references in the Approval Letter to the "Notes" shall be deemed to include references to the additional Notes approved hereby.

     As an inducement to obtain the approval and waiver set forth herein, the Borrower hereby remakes and reaffirms, as of the date hereof, the representations and warranties made to the

March 12, 1998
Page 2
-----------------------

Administrative Agent and each Lender in the Approval Letter (including, after giving effect to the issuance of the additional Notes pursuant to exercise of the over-allotment option, the representation as to pro forma financial covenant compliance).

     If any Default or Event of Default should occur and be continuing under the Credit Agreement, the Administrative Agent and the Lenders will be under no obligation to forbear the exercise of their rights and remedies under the Credit Agreement, the other Credit Documents, applicable law or otherwise. The approval and waiver of the Required Lenders set forth herein is limited as specified, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or a waiver of any Default or Event of Default except as expressly set forth herein.

     This letter shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof). This letter may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This letter shall become effective upon the execution hereof by the Borrower and the Required Lenders.

March 12, 1998
Page 3
-----------------------

     If you are in agreement with the terms of this letter, please indicate your acceptance by signing below.

                                  Very truly yours,

                                  FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and as a Lender


                                  By: /s/ Joseph H. Towell
                                      -------------------------------------

                                  Title: Senior Vice President
                                         ----------------------------------



                                  FLEET NATIONAL BANK


                                  By: /s/ Maryann S. Smith
                                      -------------------------------------

                                  Title: Vice President
                                         ----------------------------------



                                  BANK ONE, TEXAS, N.A.


                                  By: /s/ C. L. Turner III
                                      -------------------------------------

                                  Title: SRM
                                         ----------------------------------



                                  THE CHASE MANHATTAN BANK


                                  By: /s/ Joan Considine
                                      -------------------------------------

                                  Title: Vice President
                                         ----------------------------------



                                  (signatures continued)

March 12, 1998
Page 4
-----------------------

                                  CREDITANSTALT AG


                                  By:  /s/ John G. Taylor
                                      -------------------------------------

                                  Title:  Senior Associate
                                         ----------------------------------


                                  By:  /s/ Scott Kray
                                      -------------------------------------

                                  Title:  Vice President
                                         ----------------------------------





Agreed to and accepted
as of the date hereof:

CONCENTRA MANAGED CARE, INC.


By: /s/ Joseph F. Pesce
    -------------------------------------

Title: Chief Financial Officer
       ----------------------------------